Exhibit 4(c)

ALCOA SAVINGS PLAN

FOR

NON-BARGAINING EMPLOYEES

AS AMENDED AND RESTATED

EFFECTIVE JANUARY 1, 2010

(including amendments made through May 1, 2012)

EFFECTIVE JANUARY 1, 2011, THE PLAN IS RENAMED:

ALCOA RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

ALCOA SAVINGS PLAN FOR NON-BARGAINING EMPLOYEES

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010

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APPENDICES & SCHEDULES

APPENDIX A.	LIMITATIONS & DISCRIMINATION TESTING	37
APPENDIX B.	CODE SECTION 415 LIMITATIONS	51
APPENDIX C.	TOP HEAVY RULES	52
APPENDIX D.	MODEL PLAN AMENDMENT 1 - DEFINED CONTRIBUTION PLANS MINIMUM DISTRIBUTION REQUIREMENTS	54
SCHEDULE A	MERGERS, TRANSFERS, AND RESTATEMENTS	58
SCHEDULE B
PART 1	PARTICIPATING EMPLOYER & CONTRIBUTIONS OF ALCOA SAVINGS PLAN FOR NON-BARGAINING EMPLOYEES ON OR BEFORE DECEMBER 31, 2010
PART 2	PARTICIPATING EMPLOYERS OF ALCOA RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES EFFECTIVE JANUARY 1, 2011

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010

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ALCOA SAVINGS PLAN FOR NON-BARGAINING EMPLOYEES

AS AMENDED AND RESTATED

EFFECTIVE JANUARY 1, 2010

Alcoa Inc. (herein called “Alcoa”) established the Alcoa Savings Plan for Non-Bargaining Employees (the “Non-Bargaining Plan” or “Plan”) for the exclusive benefit of its eligible employees. The Non-Bargaining Plan is a defined contribution, individual account 401(k) plan intended to qualify under Section 401(a) of the Internal Revenue Code. The purpose of the Non-Bargaining Plan is to provide retirement benefits, and at the same time enable Participants to acquire a stock interest in the Company.

The Plan was initially adopted effective May 1, 1958, and was subsequently amended and restated from time to time thereafter, as described in Schedule A. The Non-Bargaining Plan is the survivor plan as the result of its merger with several subsidiaries’ plans. Schedule A attached hereto contains the details and provisions related to such mergers. Effective January 1, 2002 the Alcoa Stock Fund was replaced with an employee stock ownership plan, within the meaning of Section 4975(e) of the Code. The assets held in the ESOP must be invested primarily in employer securities as defined in Code Section 409(l).

Effective as of January 1, 2010, the Non-Bargaining Plan is hereby amended and restated again to incorporate provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001, as amended by the Job Creation and Worker Assistance Act of 2002; the Pension Protection Act of 2006; the Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”); and is intended as good faith compliance with the requirements of the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART”), to be construed in accordance with the guidance issued thereunder.

Effective January 1, 2011, the Non-Bargaining Plan is renamed the Alcoa Retirement Savings Plan for Salaried Employees (“Salaried Savings Plan”) and is restructured as described hereafter: the Plan is intended to satisfy the safe harbor discrimination requirements under Section 401(k)(12) and 401(m)(11) of the Code; portions of the Plan are spun off and transferred to the Alcoa Retirement Savings Plan for Hourly Non-Bargaining Employees (formerly Alcoa Savings Plan for Subsidiary and Affiliates Employees), sponsored by Alcoa Inc.; and portions are spun off to the Alcoa Retirement Savings Plan for Mill Products Employees, sponsored by the Alcoa subsidiary, Alumax Mill Products, Inc.

DEFINITIONS

For the purpose of this Plan, unless a different meaning is plainly required by the context:

AFFILIATE means any non-corporate business entity or corporate business entity without voting stock, as such, which Alcoa and/or one or more Subsidiaries control in fact.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	1

AFTER-TAX SAVINGS means such portions of the total amounts contributed to the Plan by a Participant in accordance with Section 2 that are not accorded favorable tax treatment under Section 401(k) of the Code, but not including contributions made by a Participant in excess of the annual limit on 401(k) contributions under Code Section 402(g) or in excess of the “average deferral percentage limit” of Section 401(k)(3) of the Code.

ALCOA means Alcoa Inc.

ALCOA STOCK FUND means the ESOP as described in Section 16(e), which became effective January 1, 2002.

AUTOMATIC ENROLLMENT or AUTOMATICALLY ENROLLED means the automatic default enrollment in the Plan described in Sections 1(b) and 2(c) and applicable to Eligible Employees who do not opt out of the Plan.

AUTOMATIC PRE-TAX RATE ESCALATION means the feature that is effective with Automatic Enrollment or that may be elected by a Participant, in which the rate of Payroll Deduction for Pre-Tax Savings is increased until a target Payroll Deduction rate is reached. The Automatic Pre-Tax Rate Escalation will increase effective April 1 of each year.

AUTOMATIC REBALANCING means the feature described in Section 8(d).

BENEFICIARY means the recipient or recipients designated by a Participant, in accordance with Section 22 of the Plan, to receive benefits in the event of the Participant’s death as either a primary beneficiary, or a contingent beneficiary who will receive benefits in the event the primary beneficiary predeceases the Participant.

BENEFITS MANAGEMENT COMMITTEE or COMMITTEE means the administrative committee of one or more persons appointed by the Board that interprets and administers the Plan in accordance with Section 19.

BOARD means the Board of Directors of Alcoa.

BROKERAGE ACCOUNT means the investment option whereby a Participant may invest and personally manage investments outside the Core Funds as described in Section 16(h).

BUSINESS DAY means any day on which the Plan Administrator, Designee and New York Stock Exchange is open for business.

CODE means the Internal Revenue Code of 1986, as amended.

COMPANY CONTRIBUTION means all Company Stock contributed to Participants’ accounts under the Plan’s provisions for periods prior to January 1, 1993.

COMPANY STOCK means common stock of Alcoa and any substituted security under Section 16.

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CONTINUOUS SERVICE means, except as modified by the balance of this definition and as otherwise specifically provided in Schedule C with respect to certain Participant populations, the period of continuous employment with Alcoa, a Subsidiary or Affiliate, either as a salaried employee or as an hourly-rated employee, commencing with the Participant’s Employment Commencement Date or Reemployment Commencement Date. Continuous Service terminates on the Participant’s Severance from Service Date. Continuous Service upon reemployment does not include any Continuous Service accrued prior to a termination of Continuous Service, except as follows:

A Participant who incurs a Severance from Service Date and thereafter has a Reemployment Commencement Date, will have his or her Continuous Service on the Severance from Service Date reinstated if (1) the period between his or her Severance from Service Date and his or her Reemployment Commencement Date is less than the greater of (a) five years or (b) the aggregate number of years of Continuous Service earned before the Severance from Service Date, or (2) the Severance from Service Date occurred due to a Nonforfeitable Circumstance.

CORE FUND means any investment vehicle (including the Alcoa Stock Fund and Target Maturity Funds) for Pre-Tax Savings, After-Tax Savings, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, or Employer Retirement Income Contributions, but excluding the Brokerage Account. The Committee will determine the Core Funds, and may make changes to the composition of the funds from time to time.

CURRENT MARKET VALUE means:

(a) with respect to any investment allocated to the accounts of any Participant in an Investment Fund established under the Plan (other than the Fixed Income Fund and the Alcoa Stock Fund), the value of any such investment, as of a specified date, and

(b) with respect to any investment allocated to the accounts of any Participant in the Alcoa Stock Fund and the Fixed Income Fund, the unitized value of the securities and cash of the investment in the applicable Fund as of a specified date, valued in accordance with a procedure adopted by the investment manager for the fund and acceptable to the Benefits Management Committee.

Effective January 1, 2011, Current Market Value means with respect to any investment allocated to the accounts of any Participant in the Core Funds, the unitized value of the securities and cash of the investment in the applicable Fund as of a specified date, less any fees provided for in Section 21, valued in accordance with a procedure adopted by the investment manager for the fund and acceptable to the Benefits Management Committee.

DESIGNEE means such entity as may be chosen from time to time by the Plan Administrator and approved by the Benefits Management Committee to handle certain specified administration functions of the Plan.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	3

DISCRETIONARY CONTRIBUTIONS means amounts contributed by a Participating Employer as determined under Section 4(a).

EFFECTIVE DATE with respect to a distribution has the meaning prescribed in Section 13, with respect to a transfer has the meaning prescribed in Section 9 and with respect to a qualified domestic relations order has the meaning prescribed in Section 14.

ELIGIBLE COMPENSATION means: (i) the regular base salary and if applicable, the base salary adjustment (where commission payments constitute all or part of an employee’s remuneration, the commissions actually paid as remuneration during a regular pay period will be used to determine the Eligible Compensation for such employee); (ii) the regular hourly wages and if applicable: cash cola, regular vacation pay, witness pay, holiday advance pay (for a holiday not worked), bereavement pay, shift differential, jury pay, job upgrades, schedule premium, income adjustments, and wage adjustments which are payable during such periods as the employee is an Eligible Employee as determined by the Participating Employers. In no event may the amount of Eligible Compensation for any Participant during any Plan Year, for any purposes under this Plan, exceed $245,000, as adjusted for any Plan Year for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code applicable to that calendar year.

In addition to the forgoing, for purposes of allocating Employer Retirement Income Contributions as indicated in Schedule B, Eligible Compensation will include any Variable Compensation Awards or incentive compensation payable during such periods as the employee is an Eligible Employee as determined by the Participating Employers.

ELIGIBLE EMPLOYEE means any person who meets all of the following conditions:

(a) (1) Is a resident or citizen of the U.S., employed by a Participating Employer at a participating Company (Company Code) and specified location (Location Code), as indicated in Schedule B (including individuals temporarily assigned to non-US locations); or

(2) Is not a U.S. resident or citizen, but is employed by a Participating Employer at a participating Company (Company Code) and specified location (Location Code), as indicated in Schedule B on a long term assignment and has been localized to that location’s payroll and benefits; and

(b) Is a Full-time or Part-time Employee, and receives regular compensation in the form of: (1) a weekly, semimonthly or monthly salary, (2) periodic commissions, (3) an hourly wage; and

(c) Is not in a unit of employees covered by a collective bargaining agreement, unless such agreement provides for the application of the Plan to the employees in such unit and does not provide for supplemental unemployment benefits or similar benefits; and

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	4

(d) Is not in a group of employees excluded from coverage under the Plan by the Benefits Management Committee, or the appropriate governing body of a Participating Employer, which is uniform in application to all employees similarly situated; and

(e) Is not a U. S. resident or citizen who is on the Company’s U.S. expatriate payroll and benefit program; and

(f) Is not an agency, leased, or contract employee (as determined by the Company, without regard to any court, or agency decision determining common-law employment status) or is an individual who is not on the payroll of the Company and receiving a W-2. A “leased employee” is defined in Section 414(n) of the Code and is excluded from participation in the Plan. (For purposes of this Plan only, any former leased employee, upon becoming an Eligible Employee, will receive Continuous Service credit for all prior service performed with the recipient Participating Employer as a leased employee prior to becoming an Eligible Employee.)

(g) Is a Temporary Employee who, in addition to meeting the above described terms and conditions (other than (b)), has at least one year of Continuous Service.

EMPLOYER RETIREMENT INCOME CONTRIBUTIONS (also “ERIC”) means an amount equal to the percentage of Eligible Compensation specified in Section 5 that is contributed to Eligible Employees hired or rehired on or after March 1, 2006, or as indicated in Schedule B, to the Eligible Employees of a specified location without regard to date of hire or rehire. Effective as of January 1, 2009, employees, i) who whether or not citizens of the U.S., transfer from a location outside of the U.S. to a participating U. S. location and are localized, or ii) who are not U.S. citizens and were participants in the Global Pension Plan as of December 31, 2008, will receive ERIC contributions without regard to original date of hire or rehire. For purposes of this paragraph, “localized” means to be paid from a U.S. location payroll.

Effective January 1, 2010, employees employed at a company and location that does not participate in Alcoa Retirement Plan I as of December 31, 2009, who were hired or rehired prior to March 1, 2006, and who transfer on or after January 1, 2010 to a company and location that receives ERIC under this Plan as indicated in Schedule B, will commence to receive ERIC contributions following the transfer, regardless of their date of hire.

EMPLOYMENT COMMENCEMENT DATE means the date on which an Eligible Employee is first employed by and performs an Hour of Service for Alcoa, a Subsidiary or an Affiliate as a Full-Time or Part-Time Employee, or with respect to an individual described in subsection (g) of the definition of Eligible Employee, a Temporary Employee.

ERISA means the Employee Retirement Income Security Act of 1974 as amended.

ESOP or EMPLOYEE STOCK OWNERSHIP PLAN means the Alcoa Stock Fund as described in Section 16(e).

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	5

FINANCIAL HARDSHIP means an immediate and heavy financial need which a Participant is not able to meet from other reasonably available resources. An immediate and heavy financial need includes:

(a) Extraordinary medical expenses incurred by the Participant, the Participant’s spouse, dependents of the Participant, or primary Beneficiary;

(b) Purchase, excluding mortgage payments, of a principal residence for the Participant;

(c) Payment of tuition for the next year of post-secondary education for the Participant, his or her spouse, children , dependents or primary Beneficiary;

(d) Expenses necessary to prevent eviction of the Participant from his principal residence, or foreclosure on the mortgage of the Participant’s principal residence;

(e) Funeral expenses of a family member or primary Beneficiary; and

(f) All other expenses that the Internal Revenue Service will accept as an immediate and heavy financial need.

A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

(i) The withdrawal is not in excess of the amount of the immediate and heavy financial need (including taxes on such withdrawal) of the Participant,

(ii) The Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Participating Employer (unless such a loan would contribute to the hardship),

(iii) The Plan, and all other qualified and non-qualified plans of deferred compensation maintained by all Participating Employers (other than health and welfare or contributory defined benefit plans), provide that the Participant’s Savings will be suspended for at least 6 months after receipt of the hardship withdrawal, and

(iv) The Participant may not contribute Pre-Tax Savings to the Plan or make similar contributions to other plans maintained by the Participating Employer for the following taxable year in excess of the applicable limit under Section 402(g) of the Code for the following taxable year minus the Participant’s Pre-Tax Savings for the taxable year of the hardship withdrawal.

Based upon the foregoing provisions, the Designee determines whether or not a Participant has incurred a Financial Hardship.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	6

FULL-TIME EMPLOYEE means an active employee who works 100 percent of a regular work schedule for the location where he or she is employed.

HOUR OF SERVICE means:

(a) Each hour for which an employee is paid or entitled to payment for the performance of duties for Alcoa, a Subsidiary or Affiliate;

(b) Each hour for which an Employee is paid or entitled to payment by Alcoa, a Subsidiary or Affiliate on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; and

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by Alcoa, a Subsidiary or Affiliate, excluding any hour credited under (a) or (b) above, which is credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made.

INVESTMENT FUND means any Core Fund and the Brokerage Account.

KEY EMPLOYEE means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date, as defined in Section 416(g)(4)(C) of the Code, was i) an officer of a Participating Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code, ii) a five percent owner of the Participating Employer, or iii) a one percent owner of a Participating Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation as defined in Section 415(c)(3) of the Code, but includes amounts contributed by the Participating Employer pursuant to a salary reduction agreement which are excludable from the Participant’s gross income under Section 125, 402(a), Section 401(h), Section 401(b), and Section 132(f)(4).

LAYOFF or LAID-OFF means the absence from employment due to a reduction of a Participating Employer’s work force due to lack of work, where it is intended that the Participant will be subject to recall. A Layoff ends on the earlier of the effective date of a recall or the date the Participant’s service terminates, and such Layoff has continued for at least twenty-four months calculated from the first day of the Lay Off.

NONFORFEITABLE CIRCUMSTANCES means:

(a) Permanent Shutdown; or

(b) Total and Permanent Disability; or

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	7

(c) a Participant’s mental or physical condition that prevents such Participant from performing satisfactorily his or her position with a Participating Employer, and for which a qualified physician designated by the Benefits Management Committee certifies that, in such physician’s opinion, the Participant’s state of health is such that the Participant should not be burdened with the responsibilities of such position but is not totally and permanently disabled; or

(d) a Participant has been Laid Off, and such Layoff has continued for at least twenty-four months calculated from the first day of the Lay Off; or

(e) a Participant has been placed on Permanent Layoff status, in which event such status is deemed to be a termination of Continuous Service and of Eligible Employee status for purposes of the Plan, effective on the first day of the Permanent Layoff; or

(f) any termination of service or release instituted by a Participating Employer (including termination due to the sale of a Subsidiary) which is not due to a discharge, dismissal, Layoff, Permanent Layoff or termination upon Permanent Shutdown; or

(g) a Participant has attained three years of Continuous Service; or

(h) a Participant is eligible for Retirement; or

(i) a Participant’s death.

Effective January 1, 2011, all Employer Contributions and all Participant accounts become fully vested and the term “Nonforfeitable Circumstances” ceases to apply to the Plan.

NORMAL RETIREMENT AGE means:

(a) on and after January 1, 2011, the time a Participant attains age 65, or

(b) prior to January 1, 2011, the time a Participant attains age 65 and completes three years of Continuous Service.

PART-TIME EMPLOYEE means an active employee who works at least 50 percent but less than 100 percent of the regular work schedule for the location where he or she is employed.

PARTICIPANT means:

(a) an Eligible Employee who has elected to participate in the Plan in accordance with the provisions of Section 1, or who receives Employer Retirement Income Contributions, Discrectionary Contributions or Restricted Discretionary Contributions, or who is Automatically Enrolled in the Plan. Such a person continues as a Participant so long as he or she has an account balance in the Plan. Notwithstanding the foregoing, a contractor, agency employee, temporary employee or “leased employee” as defined in Section 414(n) of the Code is not a Participant under the Plan, or

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	8

(b) an Eligible Employee who is employed with a Participating Employer on December 31 of any Plan Year where such Participating Employer has elected to make a Discretionary Contribution or Restricted Discretionary Contribution for that Plan Year. PARTICIPATING EMPLOYER means Alcoa, except as specified hereafter, and any other entity in which Alcoa or one or more Subsidiaries or Affiliates have an ownership interest, and that is authorized by Alcoa to participate in the Plan and which adopts the Plan by proper action of its board of directors or other governing body, provided that each said entity agrees to reimburse Alcoa from time to time upon demand for its proper portion of the expenses and contributions required to carry out the provisions hereof and of the agreement under which the assets of the Plan are held or managed. Schedule B lists applicable locations of Participating Employers.

PARTICIPATING EMPLOYER CONTRIBUTIONS means amounts contributed by a Participating Employer as determined under Section 3.

PARTICIPATION DATE means the date on which an Eligible Employee commences participation in the Plan.

PAYROLL DEDUCTIONS means the Pre-Tax Savings and After-Tax Savings based on a reduction of the Participants’ Eligible Compensation for the applicable Payroll Period.

PAYROLL PERIOD means the regularly scheduled payroll cycles in which a Participant earns Eligible Compensation.

PERMANENT LAYOFF means an absence from employment due to a reduction of the work force by a Participating Employer due to lack of work, where it is intended that the Participant will not be subject to recall. A Participant’s Continuous Service for purposes of the Plan will be terminated on the first day of Permanent Layoff.

PERMANENT SHUTDOWN means the permanent shutdown, as determined by a Participating Employer, of a plant, department or substantial portion thereof, of a Participating Employer at which a Participant who is affected thereby is employed.

PLAN means the Alcoa Savings Plan for Non-Bargaining Employees as Amended and Restated effective as of January 1, 2010, and as may be amended from time to time. Effective January 1, 2011, the Plan is renamed the Alcoa Retirement Savings Plan for Salaried Employees.

PLAN ADMINISTRATOR means Alcoa.

PLAN YEAR means the calendar year.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	9

PRE-TAX CATCH-UP CONTRIBUTIONS means contributions permitted under Section 414(v) of the Code, as described in Section 2(l) of the Plan.

PRE-TAX SAVINGS means the amount by which a Participant has elected to reduce his or her Eligible Compensation and defer the receipt thereof in accordance with Section 2 and the contribution of the said amount to the Plan, or an amount by which a Participant’s Eligible Compensation is deferred and contributed to the Plan pursuant to Automatic Enrollment.

PROPERLY RECEIVED means any request to participate, request to change participation in the Plan, request for suspension of Payroll Deductions, a request for a transfer between investments in accordance with Sections 8 or 9, or a request for a withdrawal in accordance with either Section 10 or 11, or a Beneficiary designation, consent or revocation in accordance with Section 22, are Properly Received provided it is received by the Plan Administrator or its Designee in accordance with uniform rules established by the Plan Administrator.

QUALIFIED DEFAULT INVESTMENT ALTERNATIVE or QDIA means the Targeted Maturity Funds to which the Plan may direct the assets of a Participant’s account in the absence of Participant investment direction. Each Participant’s account will be invested in the appropriate Targeted Maturity Fund based on the Participant’s year of birth.

REEMPLOYMENT COMMENCEMENT DATE means the date on which a Participant is first reemployed by a Participating Employer following a Severance from Service Date.

RESTRICTED DISCRETIONARY CONTRIBUTIONS means amounts contributed by a Participating Employer as determined under Section 4(b).

RETIREMENT means termination of Continuous Service with rights to a pension other than a deferred vested pension benefit under a retirement plan of Alcoa and/or a Subsidiary and/or an Affiliate, termination of Continuous Service upon or after attainment of age 55 and completion of 10 years of Continuous Service, or Normal Retirement Age

ROLLOVER CONTRIBUTION means an eligible rollover distribution as described in Section 402(c)(4) of the Code, or a direct transfer of an eligible rollover distribution as described in Section 401(a)(31) of the Code (“Direct Rollover”) which is transferred to the Plan pursuant to Section 7.

SAFE HARBOR NOTICE means the notice described in Section 3(b) required for a Plan Year in which the Plan is operated as a safe harbor plan, that informs Participants of their rights and obligations under the Plan, including, but not limited to a description of the safe harbor Participating Employer Contributions, withdrawal and vesting provisions.

SAVINGS means the total amount of Pre-Tax Savings and After-Tax Savings contributed to the Plan in accordance with Section 2.

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SEVERANCE FROM SERVICE DATE means the date Continuous Service terminates and is the earliest of the date the Eligible Employee quits, retires, is discharged (including Permanent Layoffs), or dies, or the first anniversary of the first date he or she is absent from work for any other reason. Notwithstanding the foregoing, an employee will not be deemed to have terminated from Continuous Service until the second anniversary of the employee’s absence, if the absence is due to the pregnancy of the Eligible Employee, the birth of a child of the Eligible Employee or the placement of a child with the Eligible Employee in connection with adoption proceedings, or for purposes of caring for that child for a period beginning immediately following such birth or placement. The period between the first anniversary and second anniversary of the first day of absence will not constitute Continuous Service. Severance from Service Date will also mean the date on which a participant ceases employment with Alcoa or a Subsidiary in connection with a sale of assets or interest in a Participating Employer and commences employment with the purchaser of such assets or interest, provided there is no transfer to the purchaser of Plan assets and liabilities relating to such participant.

SUBSIDIARY means a corporation a majority of whose voting stock is owned or controlled by Alcoa and/or one or more other Subsidiaries.

TARGETED MATURITY FUNDS means the investment vehicles that are pre-mixed funds consisting of varying asset allocations that follow an investment strategy based on a targeted retirement date. Targeted Maturity Funds are Core Funds.

TEMPORARY EMPLOYEE means a person who does not work on a regular schedule, or works less than fifty percent of the regular hours for the location where he or she is employed, or works fifty percent or more of the regular hours for the location but is hired for a specified period of time not to exceed twelve month.

TOTAL AND PERMANENT DISABILITY means disability by injury or disease which, on the basis of medical evidence satisfactory to a medical doctor chosen by the Benefits Management Committee, prevents the employee from engaging in any employment with Alcoa, a Subsidiary or Affiliate suitable to his or her training and experience and will be permanent and continuous during the remainder of the employee’s life, and the employee is not otherwise employed by Alcoa, a Subsidiary or Affiliate.

TRUSTEE means the Trustee or Trustees appointed by the Board in accordance with the provisions of Section 18.

U.S. means the United States of America.

VARIABLE COMPENSATION AWARDS means performance pay, profit sharing or gain sharing awards or other variable compensation awards as determined by the Participating Employer and approved by the Plan Administrator.

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YEAR OF PLAN PARTICIPATION means the twelve month period, and anniversaries thereof, extending from the first day a Participant begins participation in the Plan, provided that the Participant has maintained an account in the Plan for the full twelve month period.

GENERAL PROVISIONS

SECTION 1. PARTICIPATION

An Eligible Employee participates in the Plan:

(a) by submitting application or request for participation that is Properly Received, or by receiving Discretionary Contributions, Restricted Discretionary Contributions, Participating Employer Contributions, or Employer Retirement Income Contributions; or

(b) on or after August 1, 2006, is Automatically Enrolled sixty days following Employment Commencement Date or Reemployment Commencement Date, or after an employee employed on a temporary basis becomes an Eligible Employee.

(c) on or after August 1, 2006, is Automatically Enrolled sixty days following the initial participation of a new Company or Location resulting from an acquisition or restructuring of a business unit.

SECTION 2. EMPLOYEE SAVINGS

(a) Prior to January 1, 2011, an Eligible Employee in job grade 18 or below or its equivalent, as determined by Alcoa, may elect to pay into the Plan through Payroll Deductions properly authorized by such employee, a whole percentage of his or her Eligible Compensation as Pre-Tax Savings or After-Tax Savings. An Eligible Employee’s designated percentage of Pre-Tax Savings may be one through sixteen percent, and After-Tax Savings may be one through sixteen percent, the aggregate of which cannot be greater than sixteen percent. An Eligible Employee in job grade 19 or above or its equivalent, as determined by Alcoa, may elect to pay into the Plan through Payroll Deductions properly authorized by such employee, a whole percentage of his or her Eligible Compensation as Pre-Tax Savings or After-Tax Savings. An Eligible Employee’s designated percentage of Pre-Tax Savings may be one percent through six percent and After-Tax Savings may be one percent through ten percent, the aggregate of which cannot be greater than ten percent.

(b) Effective January 1, 2011, the designated percentage of Pre-Tax Savings of any Eligible Employee, regardless of job grade, may be one through twenty-five percent, and After-Tax Savings may be one through ten percent, the aggregate of which cannot be greater than twenty-five percent.

(c) An Eligible Employee subject to Automatic Enrollment will be subject to automatic Payroll Deductions equal to three percent of Eligible Compensation for any applicable payroll period, which will be contributed to the Plan as Pre-Tax Savings. Absent the Participant’s election of investment funds, such Pre-Tax Savings will be deposited into the appropriate QDIA, as described in Section 8(a).

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(d) Payroll Deductions for Pre-Tax Savings made pursuant to Automatic Enrollment are subject to Automatic Pre-Tax Rate Escalation whereby, providing the Participant has participated in the Plan at least ninety days, the Participant’s Pre-Tax Savings rate will be increased by one percent on each April 1 after his or her Participation Date until the Pre-Tax Savings rate attains a target rate of six percent of Eligible Compensation. A Participant may change the percentage rate in whole percentages up to the maximum permitted by the Plan or opt out of Automatic Pre-Tax Rate Escalation at any time in a manner designated by the Plan Administrator that is Properly Received.

Any Participant may elect to begin or end Automatic Pre-Tax Savings Rate Escalation at any time in a manner designated by the Plan that is Properly Received. An election to begin Automatic Pre-Tax Saving Rate Escalation shall designate a beginning Pre-Tax Savings rate, a target rate up to the maximum permitted by the Plan, and an annual rate (in whole percentages) by which the Pre-Tax rate increases until the target rate is attained.

(e) Participating Employers will contribute and allocate to the account of each Participant an amount equivalent to the Participant’s voluntary election that is a portion of his or her performance pay, profit sharing or gain sharing awards or other variable compensation awards, as determined by the Participating Employer which is approved by the Plan Administrator (“Variable Compensation Awards”), less applicable taxes, for any Plan Year to the Plan. The portion of his or her Variable Compensation Award which is contributed to the Plan is equal to the percentage of such Award using the Participant’s Pre-Tax Savings contribution percentage. All such amounts that are equivalent to a percentage of a Variable Compensation Award are allocated as Pre-Tax Savings, subject to the other terms and conditions under the Plan which affect Pre-Tax Savings, and are nonforfeitable upon contribution to the Plan. An Eligible Employee may elect to pay into the Plan a whole percentage in ten percent increments up to a maximum of fifty percent of his or her Variable Compensation Award Year, not to exceed a dollar amount of $1,500 for any Plan. Effective January 1, 2011, an Eligible Employee may no longer elect to pay into the Plan a percentage of his or her Variable Compensation Award.

(f) Any employee contributions which have been contributed to a Participant’s account under a qualified defined contribution plan of a Participating Employer which has been merged with this Plan, are credited to the Participant as Pre-Tax and After-Tax Savings Accounts, as applicable, as determined by the Plan Administrator, and thereafter be treated like Pre-Tax and After-Tax Savings with respect to withdrawals, loans, and investment options under the Plan. Any protected optional form of benefits provided under said qualified defined contribution plan will be maintained under the Plan.

(g) All Participating Employer Contributions and Discretionary Contributions, and Restricted Discretionary Contributions and Employer Retirement Income Contributions are irrevocable, except that any such contribution which was made by a mistake of fact or conditioned upon qualification of the Plan or any amendment thereof under Section 401 of the

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	13

Code or upon the deductibility of the contribution under Section 404 of the Code, will be returned to the Participating Employer within one year after the payment of the contribution made by mistake, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

(h) A Participant may change his or her election for Payroll Deductions, effective for the first full Payroll Period following the date that such request is Properly Received.

(i) A Participant may direct that Payroll Deductions for Savings be discontinued beginning with the first full Payroll Period following the date that such direction is Properly Received. A Participant may direct that such deductions be resumed beginning with the first full Payroll Period following the date that such direction is Properly Received, except as provided in the definition of Financial Hardship.

(j) Payroll Deductions are paid to the Trustee as soon as practicable.

(k) Additional limitations on Savings, Participating Employer Contributions, Discretionary Contributions and Restricted Discretionary Contributions are provided in Appendices A, B and C. Effective on or after January 1, 2011, upon the adoption of safe harbor contribution requirements, the Participating Employer Contributions designated in Schedule B, Part I no longer apply. In addition, for Plan Years in which the Plan is operated in accordance with the safe harbor requirements of Sections 401(a)(12) and 401(m)(11) of the Code, Sections 5 and 9 of Appendix A do not apply with respect to Pre-Tax Savings and Participating Employer Contributions.

Notwithstanding the foregoing, in the event it is determined by the Benefits Management Committee or its designee that for any particular month the maximum percentage of Eligible Compensation which a Participant may elect to pay into the Plan as Pre-Tax Savings must be reduced so as to prevent the actual percentage of Pre-Tax Savings for Participants who are Highly Compensated Employees from exceeding the elected percentage of Pre-Tax Savings of all other Participants, pursuant to the limitations in the Appendices, the maximum percentage of Pre-Tax Savings for said Highly Compensated Employees may be reduced, for any particular Month to the extent deemed necessary by the Benefits Management Committee or its designee. The said Participants’ previously elected percentage of After-Tax Savings will not be affected in any manner by a reduction of the maximum percentage of Pre-Tax Savings in accordance with the foregoing.

(l) An Eligible Employee who meets the requirements listed below may make an election for a Plan Year to defer extra Pre-Tax Catch-Up Contributions in an amount that equals an annual maximum amount of $5,000, or such other amount adjusted for cost-of-living increases as may be provided by the Secretary of the Treasury pursuant to Section 414(v)(2) (C) of the Code. Eligible Employees who meet the requirements are individuals who i) have attained 50 or will attain age 50 during the applicable Plan Year; ii) prior to January 1, 2011 are contributing the maximum percentage of Pre-Tax Savings permitted under the Plan, or on or after January 1, 2011 are contributing no less than six percent of Eligible Compensation in Pre-Tax Savings; and iii) have submitted an election to make Pre-Tax Catch-Up Contributions for applicable Plan Year.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	14

(m) A Participant who’s compensation is suspended due to an absence from employment due to military leave protected by Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), may upon his or her return to employment contribute “make up” Pre-Tax Contributions equal to the amount he or she would have contributed except for the absence based upon the Participant’s election on file. Such make up contributions must be paid to the Plan during a period that does not exceed the lesser of three times the length of time of the military leave or five years, commencing from the date employment is resumed.

SECTION 3. PARTICIPATING EMPLOYER CONTRIBUTIONS (MATCH)

Participating Employer Contributions will be allocated under the Plan to the account of those Participants for whom Pre-Tax Savings are paid into the Plan for such Payroll Period in accordance with Section 2, where the Participating Employer with whom the Participant is actively employed has elected to make such contributions. All Participating Employer Contributions are invested in the Alcoa Stock Fund.

(a) Prior to January 1, 2011, a Participating Employer may elect to make Participating Employer Contributions of a specific amount for each dollar of the Participant’s Eligible Compensation he or she contributes to the Plan as Pre-Tax Savings up to six percent of the Participant’s Eligible Compensation. Unless disapproved by the Benefits Management Committee, a Participating Employer’s election to make or change a Participating Employer Contribution for current and future Plan Years may be made at any time during the Plan Year and continue until changed by the Participating Employer. Schedule B provides a list of Participating Employers and Participating Employer Contributions. Subject to the provisions of Section 6 relating to the application of forfeitures of Participating Employer Contributions, the amount of all such Contributions are contributed on a Payroll Period basis by the Participating Employer out of current income or accumulated earnings.

Any employer contributions which have been contributed to a Participant’s account under a qualified defined contribution plan of a Participating Employer which has been merged with this Plan, are credited to the Participant as Participating Employer Contributions and thereafter be treated like Participating Employer Contributions with respect to withdrawals, loans, and investment options under the Plan. Any protected optional form of benefits provided under said merged qualified defined contribution plan will be maintained under the Plan.

(c) Safe Harbor Participating Employer Contributions. Effective January 1, 2011, Participating Employer Contributions will satisfy the safe harbor requirements of Sections 401(k)(12) and 401(m)(11) of the Code. For safe harbor purposes, Participating Employer Contributions will be allocated under the Plan on a payroll basis in an amount equal to 100% of each dollar of Pre-Tax Savings and Pre-Tax Catch-Up Contributions up to six percent of the Participant’s Eligible Compensation.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	15

SECTION 4. DISCRETIONARY CONTRIBUTIONS

(a) A Participating Employer for each Plan Year may contribute under the Plan to the account of those Eligible Employees who are employed with said Participating Employer on the last day of the Plan Year such amounts of Discretionary Contributions as its board of directors or in the case of an Affiliate, the appropriate governing entity determines, unless disapproved by the Benefits Management Committee. Discretionary Contributions are allocated to Eligible Employees based on either uniform dollar amounts or whole or partial percentages of Eligible Compensation. A Participating Employer may elect to make one Discretionary Contribution for any Plan Year on or before December 31 of said Plan Year and may direct the Trustee to promptly invest such amount in the Alcoa Stock Fund.

(b) A Participating Employer for each Plan Year may contribute under the plan to the account of those Eligible Employees who are employed with said Participating Employer on the last day of the Plan Year, Restricted Discretionary Contributions in an amount determined by its board of directors or in the case of an Affiliate, the appropriate governing entity, unless disapproved by the Benefits Management Committee. Restricted Discretionary Contributions will be allocated to Eligible Employees based on either uniform dollar amounts or whole or partial percentages of Eligible Compensation. A Participating Employer may elect to make one Restricted Discretionary Contribution for any Plan Year on or before December 31 of the Plan Year. The Restricted Discretionary Contribution will be paid to the Trustee no later than the date fixed by law for the filing of the Participating Employer’s federal income tax return for the year for which the contribution is made, including any extensions of time granted by the Internal Revenue Service for filing the return. The Participating employer may direct the Trustee to promptly invest such amount in the Alcoa Stock Fund; otherwise, Restricted Discretionary Contributions will be invested in accordance with the provisions of Section 8(b).

(c) An Eligible Employee who incurs an absence due to military leave protected by USERRA and eligible to receive Discretionary or Restricted Discretionary Contributions will receive those contributions based on the Eligible Compensation that would have been received had the individual remained actively employed during the period of military leave.

SECTION 5. EMPLOYER RETIREMENT INCOME CONTRIBUTIONS (ERIC)

Employer Retirement Income Contributions of three percent of Eligible Compensation will be made to the accounts of Participants with an Employment Commencement Date or Reemployment Commencement Date occurring on or after March 1, 2006, on a Payroll Period basis. Notwithstanding the foregoing, Eligible Employees of certain locations designated in Schedule B will receive Employer Retirement Income Contributions as of the date indicated, regardless of the date of their Employment Commencement Date or Reemployment Commencement Date.

An Eligible Employee who incurs an absence due to military leave protected by USERRA and eligible to receive Employer Retirement Income Contributions (“ERIC) will receive those contributions based on the Eligible Compensation that would have been received had the individual remained actively employed during the period of military leave.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	16

Prior to January 1, 2011, withdrawals, distributions prior to termination of employment, or loans of Employer Retirement Income Contributions are not permitted. Effective January 1, 2011, withdrawals of Employer Retirement Income Contributions are permitted by Participants who have attained age 59 1/2.

Effective January 1, 2009, any person, i) whether or not a citizen of the U.S., who transfers from a location outside of the U.S. to a participating U.S. location, or ii) who is not a citizen of the U.S. and was a participant in the Global Pension Plan as of December 31, 2008 and transferred from a location outside of the U.S. to a participating U.S. location, will be eligible for Employer Retirement Income Contributions, regardless of the individuals date of hire.

SECTION 6. NONFORFEITURE OF PARTICIPATING EMPLOYER CONTRIBUTIONS, DISCRETIONARY CONTRIBUTIONS RESTRICTED DISCRETIONARY CONTRIBUTIONS, AND EMPLOYER RETIREMENT INCOME CONTRIBUTIONS

The Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions held in an affected Participant’s account become nonforfeitable and cease to be subject to divestment by reason of (a) Nonforfeitable Circumstances or (b) the termination or partial termination of the Plan or any complete discontinuance of all contributions thereto which in accordance with Section 20 results in nonforfeiture of Participating Employer Contributions in such Participant’s account, whichever date occurs first.

Effective January 1, 2011, all Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contribution, and any investment earnings attributable thereto held in a Participant’s account are nonforfeitable and not subject to divestment.

SECTION 7. ROLLOVER CONTRIBUTIONS

An Eligible Employee of a Participating Employer who is or may become a Participant may, unless disapproved under objective procedures established by the Benefits Management Committee, make a Rollover Contribution to the Plan. An Eligible Employee’s Rollover Contribution is credited to his or her account and thereafter treated like the Participant’s Pre-Tax Savings with respect to withdrawals, loans and investment options under the Plan.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	17

SECTION 8. INVESTMENTS

(a) Savings and Employer Retirement Income Contributions. Pre-Tax Savings (including Rollover Contributions), After-Tax Savings, and Employer Retirement Income Contributions will be invested, at the election of the Participant, in any of the Core Funds in one percent increments. Prior to June 1, 2008, Pre-Tax Savings of any Participant who is Automatically Enrolled and Employer Retirement Income Contributions made to the account of a Participant who has not made investment election will be contributed to the Fixed Income Fund. Effective June 1, 2008, Pre-Tax Savings of any Participant who is Automatically Enrolled and Employer Retirement Income Contributions made to the account of a Participant who has not made investment election will be contributed to the appropriate QDIA fund, based on the Participant’s date of birth.

A Participant may change his or her current investment election or transfer assets deposited by the Plan into a QDIA fund any day of the Plan Year, to be effective for the next following Payroll Period, within the limitations otherwise provided in this Plan, by directing the Plan Administrator or its Designee to make such change which direction is Properly Received.

(b) Participating Employer Contributions, Discretionary Contributions and Restricted Discretionary Contributions. Participating Employer Contributions must be invested in the Alcoa Stock Fund subject to Section 9. Discretionary Contributions, and Restricted Discretionary Contributions may be invested in the Alcoa Stock Fund if directed by the Participating Employer, subject to Section 9, or otherwise invested in the same Core Funds elected by the Participant for his or her current Savings (or if none, then in the QDIA).

(c) Brokerage Account. A portion of Pre-Tax or After Tax Savings, and Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, or Employer Retirement Income Contributions subject to transfer as provided in Section 9, or any other amounts invested in the Core Funds may be transferred in amounts of $1000 or more and reallocated to a Brokerage Account, a self-directed brokerage account that allows a Participant to select and personally manage investment options not otherwise available under the Plan, in accordance with the provisions of Section 16. Any amounts to be withdrawn, loaned or distributed from a Brokerage Account must be first transferred back to the Core Funds, as described in Section 16(h).

(d) Automatic Rebalancing of Investments. A Participant may elect to have his or her account balance automatically rebalanced, or readjusted, at ninety-day intervals, to equal the percentage(s) directed by the Participant for investing such account balance in any Core Fund(s). The Participant may cancel Automatic Rebalancing at any time in a manner designated by the Plan Administrator that is Properly Received.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	18

SECTION 9. TRANSFERS BETWEEN INVESTMENTS

(a) Transfers of Savings, Participating Employer, Discretionary, Restricted Discretionary and Employer Retirement Income Contributions. A Participant may elect to transfer in whole percentage increments or specified dollar amounts all or part of the Current Market Value of the Participants’ Pre-Tax Savings, After Tax Savings, Participating Employer, Discretionary, Restricted Discretionary and Employer Retirement Income Contributions subject to the following:

(1) transfers from any one or more Core Funds to the Brokerage Account must be made in amounts of $1000 or more;

(2) transfers may be made on a daily basis;

(3) investment Fund transfers do not constitute a change in the Participant’s current investment election;

(4) transfer provisions may be subject to restrictions imposed by mutual fund companies underlying the Core Funds; and

(5) prior to January 1, 2011, transfers to the Brokerage Account are restricted to vested amounts.

(b) Effective Date of Transfer. The effective date of any transfer will be the date for which the appropriate direction to the Plan Administrator or its Designee has been Properly Received.

(c) Value of Transfer. The Current Market Value of Savings, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions to be transferred into or out of an Investment Fund are determined in accordance with the value of the Investment Fund at the close of business of the Business Day on the Effective Date.

SECTION 10. WITHDRAWALS DURING EMPLOYMENT

(a) Withdrawals During Employment Prior to January 1, 2011. The provisions of this subsection (a) govern any withdrawal whose Effective Date occurs prior to January 1, 2011, while a Participant is earning Continuous Service.

A Participant is not permitted to withdraw all, or any portion of the Current Market Value of his or her investments then held in his or her account attributable to Pre-Tax Savings until such time as he or she attains age 59 1/2, or the Plan Administrator determines, subject to the requirements of Section 401(k) of the Code, that the Participant has sustained a Financial Hardship. Upon a determination by the Plan Administrator or Designee that the Participant has suffered a Financial Hardship, a Participant may withdraw from his or her account Pre-Tax Savings (excluding earnings thereon) in an amount not to exceed the amount of the determined hardship in accordance with uniform rules established by the Plan Administrator and approved by the Benefits Management Committee. A Participant may withdraw the Current Market Value of After-Tax Savings at any time (subject to a $250.00 minimum).

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	19

Effective the first Business Day a Participant has attained three Years of Plan Participation, he or she may voluntarily withdraw all or a portion (subject to a $250.00 minimum) of the Current Market Value of Participating Employer Contributions and Discretionary Contributions in his or her account.

A Participant may not withdraw the Current Market Value of Restricted Discretionary Contributions or Employer Retirement Income Contributions contained in his or her account.

(b) Withdrawals During Employment On or After January 1, 2011. The provisions of this subsection (b) govern any withdrawal whose Effective Date occurs on or after January 1, 2011, while the Participant is earning Continuous Service.

Effective with respect to Pre-Tax Savings, Discretionary Contributions, Restricted Discretionary Contributions, and Participating Employer Contributions made to the Plan on or after January 1, 2011, withdrawals are not permitted prior to the termination of the Participant’s Continuous Service, except for the following:

(1) Upon attainment by the Participant of age 59 1/2; or

(2) Upon a determination by the Plan Administrator or Designee that the Participant has suffered a Financial Hardship with respect to Pre-Tax Savings, and Employer Contributions contributed to the Plan prior to January 1, 2011.

A Participant may withdraw the Current Market Value of After-Tax Savings at any time (subject to a $250.00 minimum).

SECTION 11. DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

(a) By Reason of Nonforfeitable Circumstances. A Participant whose employment terminates by reason of a Nonforfeitable Circumstance, or the Beneficiary of a Participant whose employment terminates by reason of death, is eligible to receive as a distribution of the Current Market Value of all Savings, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions in such Participant’s account.

(b) By Reason Other Than Nonforfeitable Circumstances. A Participant who’s Continuous Service terminates for reason other than Nonforfeitable Circumstances is eligible to receive as a distribution the Current Market Value of all Savings held in such Participant’s account. In such case, the Current Market Value of all Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions held in such Participant’s accounts which have not become nonforfeitable under Section 6 as of the date of such termination are forfeited and will not be included in such distribution. The Current Market Value of such forfeited amounts may be used to offset Plan expenses or to reduce the amount of Participating Employer Contributions, Discretionary

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	20

Contributions Restricted Discretionary Contributions, or Employer Retirement Income Contributions thereafter made. In such event, if such person has a Reemployment Commencement Date within five years of the Severance from Service Date, then the forfeiture condition under the proceeding sentences is removed. In the event of any reemployment described in the preceding sentence, the full value (as of the Effective Date of such forfeiture) of Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions so applied is restored to such person’s account.

(c) Effective January 1, 2011, all Participants’ accounts will be nonforfeitable and a Participant whose Continuous Service terminates is eligible to receive as a distribution the Current Market Value of all Savings, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions made to the Participant’s accounts. In the event a Participant who has terminated employment received a total distribution of the Current Market Value of his or her account under the Plan has a Reemployment Commencement Date, he or she will not be permitted to repay the distributed amount other than as a Rollover Contribution from an eligible retirement plan described in Sections 402(c)(4) and 401(a)(31) of the Code, as provided in Section 7.

(d)	Direct Rollovers.

(i) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(ii)	Definitions:

(1) Eligible rollover distribution: An eligible rollover distribution means any distribution to an employee of all or any portion of the balance to the credit of the employee in the Plan, and as otherwise described in this subsection (1). An eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee’s designated Beneficiary; or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and any amount distributed on account of hardship.

(2) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account or individual retirement annuity described in Sections 408(a) and 408(b) of the Code; a qualified trust described in Section 401(a) of the Code that accepts the distributee’s eligible rollover distribution; an annuity plan or contract described in Sections 403(a) and 403(b) of the Code; or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	21

or political subdivision of a state that agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan will also apply in the case of a distribution to a surviving spouse of a Participant or the spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code. With respect to an eligible rollover distribution to a Participant’s nonspouse Beneficiary, an eligible retirement plan is an individual retirement account or annuity described in Sections 408(a) and 408(b) of the Code established for the purpose of receiving such distribution, and identifying the deceased Participant and Beneficiary.

(3) Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. Effective January 1, 2008, a distributee includes the employee’s or former employee’s nonspouse Beneficiary, provided the transfer of the eligible rollover distribution is made as described in paragraph (4) below.

(4) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

SECTION 12. PAYMENT OF DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

(a) Subject to the following provisions of this Section, payment to a Participant or Beneficiary of the Current Market Value of all Savings, Participating Employer Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions in the Participant’s account from any Investment Fund, other than the Alcoa Stock Fund, upon the Participant’s termination of Continuous Service is made in cash. All amounts held in the Alcoa Stock Fund at the time of the Participant’s termination of Continuous Service are paid in cash or Company Stock. Such payment will be made in accordance with the following rules:

(i) If the Current Market Value of all of the Participant’s vested account balances (not including Rollover Contributions) in all qualified defined contribution plans of Alcoa, the Subsidiaries and Affiliates (i) is greater than $1,000 but less than $5,000, the distribution will be paid in a direct rollover to an individual retirement account designated by the Benefits Management Committee unless the Participant, or Beneficiary if applicable, elects to have such distribution paid directly to an eligible retirement plan specified by the Participant or Beneficiary in a direct rollover or to receive the distribution directly in cash.

(ii) If the Current Market Value of all of the Participant’s vested account balances in all defined contribution plans of Alcoa, the Subsidiaries and Affiliates exceeds $5,000, the distribution is made upon the consent of the Participant, or surviving spouse if applicable, and if no consent is given and no claim for benefits has been made, such distribution is made in total upon his or her attainment of age 70. Prior to the distribution of the total Current Market Value of the Participant’s total account balance, the Participant, or the Beneficiary in the

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	22

case of a Participant who dies with an account balance in the Plan, may request four partial distributions (subject to a $250.00 minimum) during each Plan Year in which the account balance is maintained in the Plan. Notwithstanding the foregoing, in the event that a claim for benefits is made, a distribution is made no later than the 60th day after the latest of the last day of the Plan Year in which occurs: (1) the date on which the Participant attains the earlier of age 65, (2) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (3) the Participant terminates his or her service with the Participating Employer.

(iii) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

a. the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable a particular distribution option), and

b. the Participant, after receiving the notice, affirmatively elects a distribution.

(iv) If the Participant dies with an account balance in the Plan, the entire interest of the Participant will be distributed not later than 5 years after the death of the Participant.

(b) Upon any distribution of Company Stock from the Alcoa Stock Fund, the Trustee delivers to the recipient a certificate representing the number of whole shares of Company Stock being distributed and cash equal to the Current Market Value on the Effective Date of distribution of any fractional interest in a share being distributed. With respect to any shares of Company Stock which are to be sold for the account of the recipient, the Trustee may, at its option (1) purchase such shares for Plan purposes at the Current Market Value on the Effective Date of distribution, or (2) sell such shares on the open market for the account of the recipient.

(c) Notwithstanding the foregoing provisions of this Section, distribution of a Participant’s account balances commences the April 1 next following the calendar year in which the Participant attains age 70 1/2 years after January 1, 1988 and in accordance with Section 13(b).

(d) Notwithstanding the foregoing, if a Participant is reemployed by a Participating Employer, then distribution of his or her account balances other than minimum required distributions under Section 401(a)(9) of the Code, if any, payable to him or her during the period of his or her reemployment is suspended until his or her subsequent termination from employment. Upon his or her subsequent termination from employment, the Participant’s account balances are paid in accordance with the foregoing provisions of this Section 12.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	23

(e) Notwithstanding paragraphs (a) and (b) above, in the event that any qualified defined contribution plan is merged with this Plan or this Plan is the surviving plan with respect to any assets of Participants of a merging plan which are transferred to this Plan, any distribution options contained in the merging plan which are not contained in this Plan may be continued to be distribution options available to the said Participant of the merging plan for distribution of his or her account, in accordance with Section 411(d)(6) of the Code.

SECTION 13. GENERAL PROVISIONS WITH RESPECT TO WITHDRAWALS

(a) Effective Date of Withdrawal. The Effective Date of any withdrawal from the Plan is the Business Day such request for withdrawal is Properly Received by the Plan Administrator or its Designee.

(b) Distribution Limitations. Distribution of all amounts payable under the Plan to a Participant commences:

(i) Not later than (1) the required distribution dates or (2) the required distribution date, without violating Treasury regulations, if any, over the life of the Participant or over the lives of the Participant and a Beneficiary, or over a period not extending beyond the life expectancy of the Participant and a Beneficiary.

(ii) If distribution of the Participant’s interest in the Plan has begun in accordance with paragraph (i)(2) and the Participant dies before his or her entire interest is distributed, the Participant’s remaining interest in the Plan will be distributed at least as rapidly as under the method of distribution stated under paragraph (i)(2) above being used on the date of the Participant’s death. If the Participant dies before the distribution of his or her interest in the Plan has begun in accordance with paragraph (i)(2), the entire interest of the Participant will be distributed not later than five years after the death of the Participant.

For purposes of this paragraph (b), the “required distribution date” means the date prescribed by Treasury Regulations, as amended from time to time, which effective January 1, 1988, is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

For the purposes of this paragraph (b), any amount paid to a minor child is treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority or any other designated event as may be permitted by Treasury Regulations, if any.

(c) Appendix D, Minimum Distribution Requirements, provides the Plan provisions to comply with Section 401(a)(9) of the Code and Treasury Regulations §1.401(a)(9)-2 through -9, as applicable, relating to required minimum distributions.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	24

SECTION 14. NONASSIGNABILITY

Except as required under ERISA, no right or interest, of any Participant or Beneficiary in the Plan or in such Participant’s accounts is (a) assignable or transferable or subject to any lien in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, alienation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, other than a transfer as a result of death or mental incompetence, or (b) liable for, or subject to, any obligation or liability of such Participant or Beneficiary. Such portions of the Savings, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions in the account of a Participant as are payable to another in accordance with the provisions of a “qualified domestic relations order,” as defined in Section 414(p) of the Code and any applicable regulations thereunder, are distributed to the party designated in and in accordance with said order. The Effective Date of withdrawal for any such distribution is the first Business Day following the Plan Administrator’s determination that the said order is in compliance with Section 414(p) of the Code and any applicable regulations thereunder and such distribution is made as soon as administratively practical thereafter. The Plan Administrator or Designee has promulgated procedures to determine whether a domestic relations order is a qualified domestic relations order. The procedures will be provided to a participant or alternate payee upon written request, or upon receipt of the domestic relations order by the Plan Administrator or Designee.

SECTION 15. EXTENT OF PARTICIPANT’S RIGHTS

(a) General. No person has any interest in or right to any part of the assets held under the Plan or the income thereon, except as and to the extent expressly provided in the Plan.

At the time of withdrawal by a Participant or Beneficiary he or she will receive shares or cash. There is no guarantee that the Current Market Value of any investment will be equal to or greater than the amount of the Participant’s Savings therein. This Plan is designed to comply with and operate under Section 404(c) of ERISA. A Participant and his or her Beneficiaries assume all risk in connection with any decrease in the value of any investments allocated to such Participant’s account. For purposes of Section 404(c)(1) of ERISA, in the absence of Participant or Beneficiary investment direction, a Participant or Beneficiary shall be treated as having exercised control over the assets invested in any investment which qualifies as a QDIA in accordance with Section 404(c)(5) of ERISA and the regulations promulgated thereunder.

The Plan does not and should not be construed as conferring any rights upon any person for a continuation of employment, nor does it interfere with the rights of Alcoa or any Subsidiary or Affiliate to terminate the employment of any person or to take any personnel action affecting such person without regard to the effect which such action might have upon such person or his or her Beneficiaries as a prospective recipient of benefits under the Plan.

(b) Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	25

SECTION 16. MANAGEMENT OF FUNDS

(a) General. Savings, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions paid to the Trustee are invested as provided in the Plan.

(b) Trustees and Investment Managers. The Board or its designee has the responsibility to appoint, review the performance of, and remove where deemed appropriate, one or more Trustees, and one or more investment managers each of which is a bank, insurance company or other investment adviser qualified under Section 3(38) of ERISA. The duties of each Trustee and manager, to the extent not set forth in the Plan, are set forth in a trust agreement or other written documents approved by the Board or its designee. Except as otherwise provided in such documents or in the Plan, each such investment manager has sole investment control and management responsibility with respect to those assets of the Plan for which it is designated the investment manager. The Board may delegate its authority to appoint an investment manager, to remove an investment manager, to approve and direct the execution by the proper officer or officers of Alcoa of amendments to agreements with any investment manager and to review the performance of any such managers. Such delegation also includes the authority to approve written documents setting forth the duties of any manager and to direct the execution of investment management agreements by the proper officer or officers of Alcoa. No Trustee has any investment responsibility for any assets which are subject to the investment control of another investment manager and as to such assets it only has custodial duties if it is the custodian.

(c) Designation of Investment Strategy. The Board may from time to time designate, as to part or all of the assets of the Plan, that a separate fund or funds be established. Except as otherwise provided in the Plan, as to each such separate fund the Board or its designee may specify the investment strategy to be employed and the investment manager is thereupon relieved of responsibility for assuring that the specified investment strategy creates suitable diversification of the overall assets of the Plan, provided that such investment manager has followed such specifications.

(d) (1) Acquisition of Fixed Income Investments by the Trustee. The Trustee will enter into investment arrangements with insurance companies, banks or money managers, as directed by an investment manager duly appointed by the Board or its designee for the Fixed Income Fund. The Trustee will invest all Savings and other amounts to be invested in the Fixed Income Fund in accordance with such directions.

(2) Accounting for Participant’s Accounts. Participants’ investments in the Fixed Income Fund are accounted for on a unit basis. The Trustee allocates to the accounts of each Participant such units in the Fixed Income Fund as may be acquired with funds (if any) in such Participant’s accounts to be invested therein. Such allocations will be made in a uniform manner as determined by the Benefits Management Committee. Transfers and withdrawals are valued based on the Current Market Value per unit on the Effective Date of the transfer or withdrawal.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	26

(e) (1) Acquisition of Company Stock by Trustee. The Savings, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions to be invested in the Alcoa Stock Fund are used by the Trustee to purchase from time to time shares of Company Stock (i) from Alcoa, at the Current Market Value thereof, or (ii) to the extent Alcoa does make shares available for purchase by the Trustee for such purpose, on the open market, unless Alcoa otherwise directs, or (iii) by the exercise of warrants or rights as provided in this Section. The Trustee, to the extent reasonable, invests any cash held in the fund in cash equivalents (including commercial paper). The Trustee also holds for the purpose of allocation to the accounts of individual Participants as hereinafter provided (i) shares of such stock which the Trustee has acquired upon withdrawal by a Participant, (ii) shares of such stock which the Trustee has acquired pursuant to Participants’ elections to transfer investments under the provisions of Section 9, and (iii) shares of such stock forfeited under the provisions of Section 11. All shares of such stock purchased by the Trustee are carried in the accounts of the Trustee at the actual cost thereof, including any taxes, commissions, etc. which are not paid by the Participating Employer, incident to the purchase except that shares acquired upon the exercise of warrants or rights are carried at the Current Market Value of such shares on the date of such exercise. Shares of such stock forfeited under the provisions of Section 11 are deemed to have been purchased by the Trustee on the Effective Date of the withdrawal which resulted in such forfeiture, at the Current Market Value on such date.

(2) Allocation of Stock to Participants’ Accounts. Participants’ investments in the Alcoa Stock Fund are accounted for on a unit basis. The Trustee allocates to the accounts of each Participant such units in the Alcoa Stock Fund as may be acquired with funds (if any) in such Participants’ accounts to be invested therein. Such allocations are made in a uniform manner as determined by the Benefits Management Committee. Transfers and withdrawals are valued based on the Current Market Value per unit on the Effective Date of the transfer or withdrawal.

(3) Allocation of Dividends to Participants’ Accounts. In valuing the units, dividends are accounted for on the date the Board declares the dividend. Once received, dividends are invested in the Alcoa Stock Fund. A Participant may elect to receive an annual distribution of the dividends posted to their account during the Plan Year. Such election must be made prior to the last dividend record date in the Plan Year, and distribution will be made as soon as administratively practical following the date the final dividends are posted to the Participant’s account. Distribution will be paid in a lump sum from the Alcoa Stock Fund. To the extent the Participant’s account balance in the Alcoa Stock Fund is insufficient to pay the dividends, the balance of the distribution will be paid pro-rata from the Participant’s other Core Fund investments.

(4) Warrants & Purchase Rights. A Participant has no right of request, direction or demand upon the Trustee to exercise in his or her behalf warrants or rights to

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	27

purchase shares of common stock or other securities of Alcoa, except as otherwise determined by the Board. The Trustee, in its discretion, may exercise or sell any warrants or rights to purchase shares of Company Stock appertaining to shares of such stock held by the Trustee and may sell any warrants or rights to purchase other securities of Alcoa appertaining to shares of such stock held by the Trustee.

(5) Stock Splits & Dividends. Shares of Company Stock received by the Trustee by reason of a stock split or stock dividend become part of the Alcoa Stock Fund.

(6) Voting. The Trustee exercises its voting rights in accordance with written directions of each Participant with respect to at least the number of whole shares of Company Stock held by it in the Participants’ accounts on the record date for voting, other than shares of Company Stock held by it in the Participants’ accounts which have been forfeited or become forfeitable (without removal of the forfeiture conditions) pursuant to Section 11 prior to such record date for voting. With respect to all other shares of Company Stock held by the Trustee on the record date for voting (the “Other Shares”), including but not limited to, (i) fractional shares in the Participants’ accounts (if they are not subject to direct voting), (ii) shares for which it has not received written directions from any Participant, (iii) any shares which have not yet been allocated to Participants’ accounts and (iv) any shares held by it in Participants’ accounts which have been forfeited or became forfeitable (without removal of the forfeiture condition) pursuant to Section 11 prior to such record date for voting, the Trustee exercises its voting rights in the same proportion (for, against, abstain and so on) on each matter as it exercises its voting rights with respect to shares of Company Stock for which voting directions were received from all participants in all plans which participate in the Alcoa Stock Fund.

(f) (1) Acquisition of Other Investments by Trustee. Alcoa has and in the future will enter into investment arrangements with various investment managers. Any such arrangements must be approved by the Benefits Management Committee. Expenses incurred in connection with the purchase or sale of securities by the investment manager are paid from the applicable Investment Fund.

(2) Accounting for Participant’s Accounts. Effective January 1, 2011, Participants’ investments in the Core Funds are accounted for on a unit basis. The Trustee allocates to the accounts of each Participant such units in each of the Core Funds as may be acquired with funds (if any) in such Participant’s accounts to be invested therein. Such allocations will be made in a uniform manner as determined by the Benefits Management Committee. Transfers and withdrawals are valued based on the Current Market Value per unit on the Effective Date of the transfer or withdrawal.

(g) Transition Provision. Pending investment under an arrangement established pursuant to this Section and pending distribution to Participants following withdrawal from such an arrangement, cash is invested by the Trustee in short-term fixed income securities or cash equivalents (including commercial paper) and the value of such securities or cash equivalents is allocated to the accounts of Participants in an equitable manner determined by the Benefits Management Committee.

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(h) Brokerage Account. Participant’s have the right to invest and personally manage investments outside of the Core Funds by investing through the Brokerage Account offered by a broker selected by the Plan (“Broker”). Investment options through the Brokerage Account are mutual funds (other than those already available as Core Funds), any taxable equity or fixed income security publicly traded in a U.S. security market (including American Depository Receipts), and money market funds. Pre-Tax Savings, After-Tax Savings, Rollover Contributions, Participating Employer Contributions, Discretionary Contributions Restricted Discretionary Contributions, and Employer Retirement Income Contributions that are subject to transfer as provided in Section 9, may not be directly invested in the Brokerage Account, nor may withdrawals, distributions or loans be made directly from the Brokerage Account. Such transactions must be processed through the Core Funds.

(1) Restrictions of Trading in the Brokerage Account. Certain restrictions apply to investment vehicles that may be available through the Brokerage Account. Specifically, the following investments are not available through the Brokerage Account: Alcoa company stock (common or preferred) and bonds; funds currently available in the Core Funds; tax-free funds; securities of publicly traded limited partnerships; options contracts; purchase on short sales, futures, precious metals, and currencies; real estate (other than funds); annuities; life insurance policies; collectibles; commodities; foreign stocks (not American Depository Receipt); and margin trading and trade-away trades that are placed by another broker and settle with the Broker.

(2) Trading within the Brokerage Account. Investment purchases in the Brokerage Account may be made after such amounts are transferred from the Participant’s Core Fund accounts. Transfers from Core Funds may be made as provided in Section 9. Transferred funds will be held in the Broker’s money market fund until the Participant’s buy orders are received by the Broker. Trades may be subject to initial and subsequent investment minimums required by a mutual fund.

Transfers are made out of the Brokerage Account and into the Core Funds from the Schwab Money Market Fund. If there are insufficient funds to make the requested transfer, the participant must submit a sell order with Schwab. The proceeds of securities sold will be invested automatically in the Broker’s money market fund and will be subsequently transferred out of the Brokerage Account to the Core Funds as directed by the Participant.

(3) Expenses Incurred by Trading and Voting. The Broker’s standard commission schedule will be deducted from the Brokerage Account of the Participant who initiates the trades, and any other fees and expenses incurred through the Brokerage Account will be paid directly by the Participant.

The Broker will execute proxies for any securities held in the Brokerage Account accounts in accordance with written directions of any Participant.

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OTHER PROVISIONS OF THE PLAN

SECTION 17. LOANS

(a) A Participant may borrow a proportion of the Current Market Value of his or her Savings, Participating Employer and Discretionary Contributions which are eligible for transfer under Section 9 of this Plan (“Eligible Loan Account Balance”).

A Participant may not borrow Restricted Discretionary Contributions or Employer Retirement Income Contributions. Effective January 1, 2011, a Participant may not borrow Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions or Employer Retirement Income Contributions made on or after January 1, 2011 or investment gains thereon.

Effective January 1, 2011, a Participant shall pay a $100 processing fee, or such other amount as may be designated by the Plan Administrator, for each loan request. The fee will be included in the loan amount, subject to the limitations of this Section 17, and deducted prior to distribution of the loan.

(b) A loan to a Participant, when added to the balance of any other outstanding loans the Participant has under the Plan, cannot exceed the lesser of:

(1) $50,000 reduced to the extent of the highest outstanding loan balance of the Participant’s loans outstanding during the 365 day period immediately preceding the date on which the loan is made; or

(2) 50% of the sum of the Participant’s (A) Eligible Loan Account Balance, plus (B) Restricted Discretionary Contributions and vested portion of Employer Retirement Income Contributions balances.

Effective January 1, 2002, a Participant may refinance any general purpose loan for any reason at any time, as may be permitted under the Code or ERISA.

(c) Each loan to a Participant is secured by a promissory note under which the Participant pledges and grants the Trustee an interest in the Participant’s Eligible Loan Account Balance to the extent of the unpaid loan.

(d) All loans to Participants are treated as investments of plan assets in their respective accounts. All principal and interest associated with a Participant’s repayment of a loan are credited to his or her Plan account.

(e) The Plan Administrator has developed a procedure in accordance with the Code and ERISA under which such loans from the Plan will be made available to Participants, which procedure has been approved by the Benefits Management Committee.

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(f) Loan repayments will be suspended under this Plan during a period of military service as permitted under Section 414(u)(4) of the Internal Revenue Code and the regulations promulgated under Section72(p) of the Code. Upon the Participant’s return to active employment, loan repayments will resume and the period of repayment extended in direct proportion of the Participant’s period of absence for military leave.

SECTION 18. TRUST

All assets of the Plan are held in trust for the Plan, except as otherwise permitted by applicable law. Alcoa has entered into a trust agreement with a national banking association which acts as Trustee under the Plan. The Board or its designee may, from time to time, amend such trust agreement (subject to its terms), remove such Trustee or any Successor Trustee and upon removal or resignation of a Trustee, appoint a Successor Trustee.

SECTION 19. ADMINISTRATION

(a) Duties of Plan Administrator. The Plan Administrator or its Designee are responsible for the preparation and the filing with governmental agencies or the furnishing to Participants and Beneficiaries, of all summaries, descriptions, annual and other reports, notices and other documents and information which are required to be so prepared and filed or furnished under ERISA or the Code, retain appropriate records and also have all of the other responsibilities and duties of the administrator of the Plan as set forth in ERISA, except as otherwise provided in the Plan. Each Participating Employer by whom a Participant is employed furnishes to the Plan Administrator or its Designee any records required for the foregoing.

(b) The Benefits Management Committee. Except as provided in Section 16 and in paragraph (a) of this Section, the complete authority to control and manage the operation and administration of the Plan is placed in the Benefits Management Committee, which consists of one or more persons appointed from time to time by the Board.

(c) Duties of Benefits Management Committee. Subject to the limitations of the Plan, the Benefits Management Committee has the discretionary authority to: (1) construe and interpret the Plan, (2) interpret administrative forms and other information, (3) make credibility findings, and (4) establish supplemental regulations for the administration of the Plan and the transaction of its business. All actions, determinations and interpretations of the Benefits Management Committee will be performed in a uniform and nondiscriminatory manner to all Participants in similar circumstances. All interpretations of the Plan and determinations of disputed questions made by the Benefits Management Committee are conclusive, final and binding upon the Participating Employers, Participants, Beneficiaries, other employees and any other individuals claiming rights under the Plan, subject to a claimant’s request under paragraph (e) of this Section to have the Benefits Management Committee review the denial of a claim. When making an interpretation or determination, the Benefits Management Committee is entitled to rely upon information furnished by the individual, Participant, Beneficiary or Participating Employer, unless in accordance with an appeals procedure established by the Benefits Management Committee the claimant establishes to the satisfaction of the Benefits Management Committee that Continuous Service, compensation or other records are erroneous.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	31

(d) Application for Benefits. Each person applying for a benefit under the Plan must furnish all information required under procedures approved by the Benefits Management Committee.

(e) Review of Denial of Benefits. If any applicant’s claim for benefits under the Plan is denied, the applicant will be notified in writing of such denial. Such notice will set forth the specific reasons for such denial and will be written in a manner calculated to be understood by the applicant. The applicant will be afforded a reasonable opportunity for a full and fair review by the Benefits Management Committee or its Designee of the decision denying his or her claim for benefits, in accordance with a claims procedure which the Benefits Management Committee adopts.

(f) Extent of Benefits Management Committee’s Responsibility. The members of the Benefits Management Committee will act in a prudent manner in the performance of their duties. No member will be personally liable by virtue of any contract, agreement, bond or other instrument made or executed by or on behalf of such member as a member of the Benefits Management Committee. To the extent permitted by ERISA, no member of the Benefits Management Committee will be liable for any mistake of judgment made by himself or herself or any other member, nor for any loss, unless resulting from his or her own gross negligence or willful misconduct, and no member will be liable for the neglect, omissions or wrongdoing of any other member thereof, or of the agents or counsel of the Benefits Management Committee. To the extent permitted by law, Alcoa will indemnify and save harmless each member of the Benefits Management Committee against all expenses and liabilities arising out of his or her services as such, except for expenses and liabilities arising from such member’s own gross negligence or willful misconduct as determined by the Board.

(g) Relationship to Other Fiduciaries. Each fiduciary in carrying out its responsibilities under the Plan may rely upon any direction, information or action of another fiduciary as being proper under this Plan or the documents under which the assets of the Plan are managed, and is not required to inquire into the propriety of any such direction, information or action. It is intended under this Plan and such documents that each fiduciary is responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and such documents and is not responsible for any act or failure to act of another fiduciary, except as otherwise provided by ERISA.

(h) Multiple Fiduciaries. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(i) Further Allocation of Fiduciary Duties. Any two or more fiduciaries named herein or appointed by the Board as provided herein may from time to time agree in writing with respect to the allocation of duties and responsibilities under the Plan, including fiduciary responsibilities, among the fiduciaries so agreeing, provided however that any reallocation of fiduciary responsibilities clearly allocated by the Plan or by the Board requires prior approval of the Board.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	32

(j) Delegation of Fiduciary Duties. Any fiduciary named herein or appointed by the Board as provided herein may designate another person or persons to carry out any or all of the duties and fiduciary responsibilities which it has under the Plan and which are specified in such designation except that no Trustee may delegate fiduciary responsibilities with respect to investment functions without the prior approval of the Board.

(k) Delegation of Ministerial Duties. Any fiduciary named herein, appointed by the Board as provided herein or designated under paragraph (j) above may delegate ministerial duties as follows: employ one or more persons to render advice, including legal and accounting services, with regard to any responsibility such fiduciary has under the Plan; may appoint ministerial agents (including brokers or others who may execute investment transactions); and may delegate to others its clerical and other non-fiduciary functions.

(l) No Added Remuneration for Employees. No member of the Benefits Management Committee and no other person who renders services to or for the Plan may receive remuneration for services as such if he or she also is an employee of Alcoa, a Subsidiary or Affiliate.

SECTION 20. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

(a) Rights Reserved. Alcoa reserves the right, by action of the Board or the Benefits Management Committee, taken in accordance with the Board’s or Benefits Management Committee’s operating procedures, (1) to amend, modify, suspend or terminate the Plan or to suspend or completely discontinue contributions to the Plan, and (2) to terminate the Participation in the Plan of any Participating Employer or any designated group of Eligible Employees employed either within or outside the U.S. Any Participating Employer may terminate its participation in the Plan or suspend or discontinue its contributions under the Plan at any time upon 30 days prior written notice to the Plan Administrator. Such 30 day notice requirement may be waived by the Benefits Management Committee. No such amendment or other action relating to the Plan may reduce the amounts then credited to any Participant’s account, or provide or have the effect of providing that the securities and funds held in trust for the Plan or the income thereof may be used for or devoted to purposes other than the exclusive benefit of Participants and their Beneficiaries and for the payment of expenses of the Plan.

(b) Termination Results in Nonforfeitability. Prior to January 1, 2011, upon termination or partial termination of the Plan, or complete discontinuance of contributions to the Plan, the Current Market Value of all Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions credited to the accounts of all Participants at the time of any such termination or complete discontinuance, or of Participants affected thereby at the time of any such partial termination, will thereupon become nonforfeitable. Alcoa determines whether assets are automatically distributed based upon the Code when they so become nonforfeitable.

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(c) Sale of Assets, etc. In the event any assets of any business of any Participating Employer are transferred to another entity by sale, merger, consolidation or otherwise, and the entity to which said assets are transferred has in effect, or thereupon establishes, a tax-qualified plan and related trust for the exclusive benefit of employees which qualify under the applicable provisions of the Code, all assets under the Plan, held in the accounts of Participants who continue in the employment of the transferee entity, may be transferred and paid, for their respective accounts, to the trust for the tax-qualified plan of said transferee entity, provided that any such transfer of investments will be effected in such manner as to preclude, for federal income tax purposes, a termination of the Plan or the constructive receipt of benefits thereunder with respect to said Participants.

(d)	Transfer of Plan Assets.

(1) Notwithstanding the foregoing, in the event of any merger or consolidation of the Plan with, or a transfer of any of the assets and liabilities of the Plan to any other plan, each affected Participant must (as if such plan were terminated immediately after such merger, consolidation or transfer) be entitled to a benefit under such other plan which is equal to or greater than the benefit he or she would have been entitled to receive under the Plan immediately prior to such merger, consolidation or transfer (as if the Plan had then terminated). In the event that assets are transferred to this Plan from any other plan sponsored by Alcoa or any Subsidiary or Affiliate, each Participant who has assets transferred from such plan or plans will be entitled to a benefit under this Plan which is equal to or greater than the benefit he or she had under such other plan. Any protected optional form of benefits provided under said plan may be maintained under this Plan. These provisions do not constitute a guaranty against investment losses.

(2) In the event a participant in a plan named below (“Alcoa Savings Plans”), becomes an Eligible Employee under this Plan, all of the participant’s accounts in the applicable Alcoa Savings Plan will be transferred to analogous accounts in this Plan as soon as reasonably practical after the Plan Administrator or Designee receives notice.

Alcoa Retirement Savings Plan for Bargaining Employees;

Alcoa Savings Plan for Subsidiary and Affiliate Employees, effective January 1, 2011 renamed the Alcoa Retirement Savings Plan for Hourly Non-Bargaining Employees;

Alcoa Retirement Savings Plan for Mill Products Employees (“Mill Products Plan”), initially effective January 1, 2011; and

Alcoa Retirement Savings Plan for Fastening Systems and Commercial Windows Employees, initially effective January 1, 2011.

(3) In the event a Participant ceases to be an Eligible Employee under this Plan and the Participant becomes an eligible employee under one of the Alcoa Savings Plans listed in (3) above, all of the Participant’s accounts will be transferred to analogous accounts in the applicable Plan, as soon as reasonably practical after the Plan Administrator or Designee receives notice and the Participant ceases to be a Participant, and will be entitled to no further benefits under this Plan.

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SECTION 21. ADMINISTRATIVE EXPENSES

Except as otherwise provided in the Plan, all costs and expenses incurred in administering the Plan, including the expenses of the Benefits Management Committee, the fees and expenses of the Trustee, the fees and charges payable under the investment arrangements, and other legal and administrative expenses, are paid by the Plan.

Effective January 1, 2011, investments in the Core Funds will be subject to an administrative expense fee, which will be used to pay the expenses of the Plan. Initially the fee will be set at five basis points per year, and will be charged on a daily basis. The fee will be periodically adjusted by the Plan Administrator based on the actual expenses of the Plan.

SECTION 22. SELECTION OF BENEFICIARIES

(a) Designation of Beneficiary. Subject to such administrative regulations as may be adopted from time to time, the Beneficiary with respect to all of the assets in the accounts of a Participant will be Participant’s spouse if then living, or if not, the Participant’s estate. With the written notarized consent of a Participant’s spouse, a Participant may file with the Plan Administrator or its Designee a written designation of a Beneficiary or Beneficiaries other than his or her spouse. In the event the designation of such other Beneficiary is revoked in writing by the Participant, his or her spouse will become the Beneficiary of said assets until such time as the Participant, with his or her spouse’s written notarized consent, designates in writing another Beneficiary or Beneficiaries.

In the event a Participant certifies that he or she does not have a spouse, a Beneficiary or Beneficiaries with respect to all or part of the assets in the accounts of the Participant may be designated or revoked by the sole action of the Participant.

If there is no designated Beneficiary, or if no Beneficiary is living at the time of the Participant’s death, the Beneficiary is the Participant’s spouse if then living, or if not, the Participant’s estate.

Written designations of a primary Beneficiary or a contingent Beneficiary to receive the assets of a Participant in the case where the primary Beneficiary is deceased, spousal consents, and revocations are made on a form or forms approved by the Plan Administrator. Any such written designation, consent or revocation become effective on the calendar day on which such designation, consent or revocation is Properly Received.

(b) Other Payments. In case of incapacity of a Participant or Beneficiary entitled to a benefit under the Plan, benefit payment are made to such person’s legal representative who makes claim therefore, or if no such claim has been received, to such other person or persons as the Benefits Management Committee, utilizing objective criteria, selects from among dependents, next of kin or friends. Any payment of a benefit under the Plan in accordance with the provisions of this Section is a complete discharge of any liability for the payment of such benefit under the Plan.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	35

SECTION 23. PARTICIPANT’S STATEMENT

A statement showing each Participant’s interest in each of the Plan’s Investment Funds will be made available at least quarterly.

SECTION 24. EFFECTIVE DATE OF PLAN

The Plan is amended and restated effective January 1, 2010.

SECTION 25. CONSTRUCTION

It is intended that the Plan conform to the applicable requirements of ERISA and the Code, and that the Plan and related trust agreement are considered one if and to the extent necessary for compliance therewith. Except to the extent otherwise provided in ERISA and the Code, the Plan is construed, regulated and administered under the laws of the Commonwealth of Pennsylvania, including its applicable statute of limitations.

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APPENDIX A

LIMITATIONS AND DISCRIMINATION TESTING

1. Pre-Tax Savings for any Plan Year of a Participant is subject to the following limitations:

(a) The applicable limit as defined in Treasury Regulation section 1.402(g)-1(d) with respect to the Pre-Tax Savings of this Plan and elective deferrals of all other plans, contracts, or arrangements of the employer;

(b) if the Participant is a Highly Compensated Employee with respect to any Participating Employer for that year, the amount that may be made on his or her behalf in compliance with the special discrimination tests of Sections 401(k) and 401(m) of the Code for that year, as applied separately to each Plan;

(c) the amount deductible by the Participating Employer for that year under Section 404 of the Code; and

(d) the maximum permitted amount under Appendix B of the Plan.

2. To conform the operation of the Plan to the requirements of Sections 401(k) and 401(m) of the Code and the limitations of Paragraphs (1)(a) and (1)(b) above with respect to any Participant, the Plan Administrator may, without that Participant’s consent:

(a) prospectively modify or revoke his or her election to have Savings, Participating Employer Contributions, Discretionary Contributions, and Restricted Discretionary Contributions made on his or her behalf,

(b) distribute to him or her the amount by which the Pre-Tax Savings made on his or her behalf for any Year exceeds the limitation of Paragraph (1)(a) above for that year plus the amount of any income allocable to such excess (but not more than his Pre-Tax Savings account balance) by the April 15 next following the end of that Plan Year;

(c) distribute to him or her the amount by which the Pre-Tax Savings made on his or her behalf for any Plan Year exceeds the limitations of Paragraph (1)(b) above for that year (as determined in accordance with Section 401(k)(8)(B) of the Code) plus the amount of any income allocable to such excess (but not more than his Pre-Tax Savings account balance) by the end of the Plan Year following the Plan Year for which the amounts were contributed; and

(d) make appropriate adjustments to his or her Pre-Tax Savings account to reflect such distributions.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	37

3. Such modification or revocation described in 2. above is made only if necessary under one of the following circumstances:

(a) to ensure that the discrimination tests of Section 401(k) of the Code governing permissible levels of Pre-Tax Savings contributions for both the ESOP and non-ESOP portions of the Plan are met for such Plan Year, or to ensure that one of the following Average Actual Deferral Percentage tests are met for both the ESOP and non-ESOP portions of the Plan for such Plan Year;

(b) to ensure that a Participant’s annual additions for any calendar year will not exceed the limitations of Appendix B; or

(c) to ensure deductibility of the Employer’s entire contribution to the Plan for federal income tax purposes.

4. Definitions. For purposes of this Appendix A, the following terms are defined as follows:

(a) “Actual Deferral Percentage” means the ratio, expressed as a percentage calculated to the nearest one-hundredth of one percent, of the amount of Pre-Tax Savings on behalf of an Eligible Employee for a Plan Year to the Eligible Employee’s Compensation for the Plan Year, whether or not the employee was a Participant for the entire Plan Year. A Highly Compensated Employee’s Savings include such savings for the Plan Year which is in excess of the limitations set forth in Section 415(c)(1) of the Code (“Excess Pre-Tax Savings”), but exclude Excess Pre-Tax Savings for Non Highly Compensated Employees. Any Eligible Employee who does not elect to make Pre-Tax Savings and who does not receive Qualified Matching Contributions for a Plan Year will have zero Actual Deferral Percentage for the Plan Year.

(b) “Average Actual Deferral Percentage” means, for the group of Eligible Employees who are Highly Compensated Employees for a Plan Year or the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, the average of the Actual Deferral Percentages of all Eligible Employees in such group for the Plan Year.

(c) “Average Contribution Percentage” means, for the group of Eligible Employees who are Highly Compensated Employees for a Plan Year or the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, the average of the Contribution Percentages of all Eligible Employees in such group for the Plan Year.

(d) “Contribution Percentage” means the ratio, expressed as a percentage calculated to the nearest one-hundredth of one percent, of the sum of Participating Employer Contributions (other than Qualified Matching Contributions treated as Elective Deferrals under paragraph 7 of this Appendix) and any After-Tax Savings on behalf of an Eligible Employee for a Plan Year to the Employee’s Compensation for the Plan Year, whether or not the employee was a Participant for the entire Plan Year. For these purposes, an Eligible Employee’s Contribution Percentage for any Plan Year is calculated by excluding any forfeitures of Excess Aggregate Contributions allocated to the Eligible Employee’s account for the Plan Year.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	38

(e) “Compensation” means the total amount of compensation (within the meaning of Section 415(c)(3) of the Code, and subject to the limitation of Section 401(a)(17) of the Code) received by an employee from the Employer while an Eligible Employee under the Plan during the Plan Year. An Eligible Employee’s Compensation for a Plan Year includes all Pre-Tax Savings made to the plan for the Plan Year, and all other such employee savings made by the Employer for the Plan Year to any other plan on behalf of the employee that are not currently includible in the gross income of the employee under Sections 125, 132(f)(4), 402(a)(8), 402(h) or 403(b) of the Code, provided that Alcoa has elected to treat all such elective contributions as compensation with respect to all employees under all plans of the Participating Employer.

In applying the limitation of Section 401(a)(17) of the Code, effective January 1, 1997, the family aggregation rules under this Appendix no longer apply.

(f) “Eligible Employee” means, with respect to any Plan Year, any employee who is eligible to commence participation in the Plan under Section 1 of the Plan and to have Savings made to the Plan under Section 2 of the Plan for the Plan Year, regardless of whether any contributions are made to the Plan on behalf of the employee for the Plan Year.

(g) “Excess Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of Pre-Tax Savings, including Qualified Matching Contributions treated as Elective Deferrals under paragraph 7 of this Appendix, actually made to the Plan on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under paragraph 5 of this Appendix.

(h) “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of Participating Employer Contributions and any After-Tax Savings actually made to the Plan on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under paragraph 9 of this Appendix.

(i) “Employer” means Alcoa Inc. and all other entities as required to be covered under Section 414(c) of the Code.

(j) “Family Member” means, with respect to any Eligible Employee, an individual described in Section 414(q)(6)(B) of the Code.

(k) “Highly Compensated Employee” includes, for any Plan Year, the following Employees:

(i) A Highly Compensated Active Employee includes any employee (other than employees who are non-resident aliens and receive no earned income from sources within the U.S.) who performs service for the Employer during the Determination Year and who during the Look-Back Year:

(1) was a 5 % owner (within the meaning pursuant to Section 416(i)(1) of the Code) at any time during the year or the preceding year, or

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	39

(2) for the preceding year received Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code) for such year.

(ii) A Highly Compensated Former Employee means:

(1) any employee who was a Highly Compensated Employee when the employee separated from service, or

(2) any employee who was a Highly compensated Employee at any time after attaining the age 55.

(l) “Non-Highly Compensated Employee” means, for any Plan Year, an employee who is not a Highly Compensated Employee.

(m) “Qualified Matching Contributions” means any Participating Employer Contributions to this Plan on behalf of Eligible Employees, provided that amounts attributable to such contributions are not distributable merely on account of the Employee’s hardship and are immediately vested.

5. Average Actual Deferral Percentage Test. For each Plan Year, the Plan must satisfy one of the following Average Actual Deferral Percentage tests with respect to Pre-Tax Savings, and Qualified Matching Contributions treated as Pre-Tax Savings under paragraph 7 of this Appendix, made to both the ESOP and non-ESOP portions of the Plan for the Plan Year:

(a) the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year will not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(b) the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year will not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

(c) The Average Actual Deferral Percentage Test for all contributions to the ESOP portion of the Plan will be computed separately under this Section.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	40

Effective on or after January 1, 2011, for Plan Years in which the Plan is operated in accordance with the safe harbor requirements of Section 401(k)(12) of the Code, Section 5 of this Appendix A does not apply.

6.	Special Rules.

(a) Aggregation of Family Members. Effective January 1, 1997, aggregation of Family Members for purposes of determining the Actual Deferral Percentage will no longer apply.

(b) Aggregation of Plans. In the event that this Plan satisfies the requirements of Section 401(a)(4), 401(k) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then the provisions stated herein will be applied by determining the Actual Deferral Percentages of Employees as if all such plans (excluding other ESOPs) were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

(c) Effective as of January 1, 2002, in the event the Plan does not pass the ADP test, the test will be disaggregated by removing from the test all participants who have not attained age 21 and completed one eligibility year within 6 months of the last day of the plan year.

(d) Effective with plan years after January 1, 2006, all ESOP portions of the Savings Plan shall be aggregated for ADP with the Non-ESOP portions of the Savings Plan.

7. Treatment of Qualified Matching Contributions. If any Qualified Matching Contributions are made on behalf of Eligible Employees for a Plan Year, Alcoa may elect, in accordance with the regulations of the Secretary of Treasury under Section 401(k) of the Code, to treat all or a portion of such Qualified Matching Contributions as Pre-Tax Savings for purposes of calculating the Actual Deferral Percentages of Eligible Employees for the Plan Year. Any such Qualified Matching Contributions for a Plan Year must be made no later than the end of the 12 month period immediately following the close of the Plan Year.

8.	Correction of Excess Contributions.

(a) General Rule. If the Plan does not satisfy one of the Average Actual Deferral Percentage tests of paragraph 5 of this Appendix as of the end of a Plan Year, the Excess Contributions for the Plan Year will be corrected if the Excess Contributions for the Plan Year are timely recharacterized as employee After-Tax Savings contributions in accordance with subsection (c) below or timely distributed to Highly Compensated Employees in accordance with subsection (d) below.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	41

(b) Allocation of Excess Contributions. Effective for Plan Years beginning after December 31, 1996, in the event the nondiscrimination requirements of paragraph 5 of this Appendix are not satisfied for a Plan Year, the “deferral percentage leveling method” described in the preceding paragraph is performed as a first step in order to determine the total dollar amount of Excess Contribution to be distributed: a calculation is made to determine the dollar amount of Elective Deferrals necessary to reduce the deferral percentage of the Highly Compensated Employee with the highest deferral percentage to be equal to the deferral percentage of the Highly Compensated Employee with the next highest deferral percentage, and where necessary, calculations are made to determine the dollar amounts of reductions of the deferral percentage of subsequent Highly Compensated Employees that may be required in order to satisfy the nondiscrimination requirements in paragraph 5 of this Appendix. The total dollar amount of Excess Contribution that must be distributed for the Plan Year is the sum of the dollar amounts so calculated for each Highly Compensated Employee whose deferral percentage is so reduced.

Distribution of the total amount of Excess Contribution determined in the paragraph above is made using the “dollar leveling method.” Excess Contributions of the Highly Compensated Employee with the largest dollar amount of contributions for the Plan Year shall be distributed to the extent necessary to cause that Highly Compensated Employee’s dollar amount of Excess Contributions to equal the dollar amount of Excess Contributions of the Highest Compensated Employee with the next highest dollar amount of Excess Contributions for the Plan Year. If the total amount distributed is less than the amount of total Excess Contribution, then both Highly Compensated Employees’ amounts are reduced to the same dollar level of the Highly Compensated Employee electing the third highest dollar amount and the dollar leveling process is repeated until the total dollar amount that should be reduced as calculated in the above paragraph is distributed. However, if reduction of a lesser amount of contributions would equal the total dollar amount of Excess Contributions that must be distributed for the Plan Year, the lesser amount is distributed.

A participant who has had his contributions reduced in accordance with this subparagraph shall have the amount of such reduction paid to him in cash as soon as practicable, subject to applicable payroll taxes. The amount of the Excess Contributions to be distributed shall be reduced by excess deferrals under 402(g) previously distributed for the Plan Year. The distributions of Excess Contributions shall include the income allocable thereto, including both the income allocable for the Plan Year for which the Contributions were made and the income for the period between the end of that Plan Year and the date as of which the distribution is made. Effective January 1, 2008, the distribution of Excess Contributions shall include the income or loss allocable only for the Plan Year of the Excess Contributions, and will not include the income or loss for the period between the end of the Plan Year and the date distribution is made. In addition, any Company Matching Contributions associated with the Excess Contribution shall be treated as forfeiture and used to reduce the Employer’s contribution under Section 3 of the Plan.

(c) Recharacterization of Excess Contributions. Any recharacterization of Excess Contributions as employee After-Tax Savings will be accomplished by the Plan Administrator in

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	42

the manner provided in subsection (b) above within 2 1/2 months after the close of the Plan Year, providing such notices and following such procedures as required by regulations of the Secretary of Treasury, and will be deemed to occur no earlier than the date on which the last Highly Compensated Employee is informed in writing of the amount of his or her recharacterized Excess Contributions and the consequences thereof. Any Excess Contributions that are recharacterized as employee after-tax contributions for a Plan Year will, in combination with other Participating Employer Contributions to the Plan for the Plan Year, satisfy the Average Contribution Percentage tests of paragraph 9 of this Appendix for the Plan Year. Any recharacterized Excess Contributions remain nonforfeitable under the Plan and are subject to the same distribution requirements as Pre-Tax Savings. Recharacterized Excess Contributions are taxable to the Highly Compensated Employee for the year in which the Highly Compensated Employee could have originally elected to receive the Excess Contributions amount in cash.

(d) Distribution of Excess Contributions. If any Excess Contributions allocated to Highly Compensated Employees for a Plan Year are not corrected by recharacterization under (c) above, then such Excess Contributions, plus any income and minus any loss allocable thereto, will be distributed to Highly Compensated Employees no later than 12 months following the close of the Plan Year.

(e) Income or Loss Allocable to Excess Contributions. The income or loss allocable to the Excess Contributions referred to in subsection (d) above include the allocable income or loss for the Plan Year of the Excess Contributions and the allocable income or loss for the period between the end of the Plan Year and the distribution of the Excess Contributions, calculated as follows:

The income or loss allocable for the Plan Year of the Excess Contributions is determined by multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocable to the Participant’s Pre-Tax Savings and amounts treated as Pre-Tax Savings under paragraph 7 of this Appendix for the Plan Year by a fraction, the numerator of which is the Excess Contributions allocated to the Participant for the Plan Year, and the denominator of which is the total account balance attributable to the Participant’s Pre-Tax Savings and amounts treated as Pre-Tax Savings under paragraph 7 of this Appendix as of the end of the Plan Year, reduced by the investment gain (or increased by the investment loss) allocated to such total amount for the Plan Year.

Effective January 1, 2008, the income or loss allocable to the Excess Contributions referred to in subsection (d) above will include only the income or loss allocable for the Plan Year of the Excess Contributions, and not the income or loss for the period between the end of the Plan Year and the distribution of Excess Contributions.

(f) Coordination with Excess Pre-Tax Savings. The amount of any Excess Contributions to be recharacterized under subsection (c) above or distributed under subsection (d) above with respect to any Highly Compensated Employee for a Plan Year is reduced by any excess Pre-Tax Savings previously distributed to the Highly Compensated Employee for the employee’s taxable year ending with or within the Plan Year.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	43

(g) Accounting for Excess Contributions. The amount of Excess Contributions allocated to a Highly Compensated Employee for a Plan Year that is recharacterized under subsection (c) above or distributed under subsection (d) above is attributed first to the Participant’s Pre-Tax Savings for the Plan Year and then, to the extent such Excess Contributions exceed the Participant’s Pre-Tax Savings for the Plan Year, attributed to amounts treated as Pre-Tax Savings under paragraph 4 of this Appendix in proportion to the amounts of such contributions on behalf of the Participant for the Plan Year.

9. Average Contribution Percentage Tests. For each Plan Year for which Participating Employer Contributions are made to the Plan (other than Qualified Matching Contributions treated as Pre-Tax Savings for the Plan Year under paragraph 7 of this Appendix) or any After-Tax Savings are made to the Plan (including any Excess Contributions recharacterized as After-Tax Savings for the Plan Year under paragraph 8(c) of this Appendix), both the ESOP and non-ESOP portions of the Plan will satisfy one of the following Average Contribution Percentage tests for the Plan Year:

(a) the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year will not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(b) the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year will not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

(c) the Average Contribution Percentage Test applies separately to the ESOP portion of the Plan.

Effective on or after January 1, 2011, for Plan Years in which the Plan is operated in accordance with the safe harbor requirements of Sections 401(k)(12) and 401(m)(11) of the Code with respect to Participating Employer Contributions only, Section 9 of this Appendix A does not apply.

10.	Special Rules.

(a) Aggregation of Family Members. Effective January 1, 1997, aggregation of Family Members for purposes of determining the Contribution Percentage will no longer apply.

(b) Aggregation of Plans. In the event that this Plan satisfies the requirements of Section 401(a)(4), 401(m) or 410(b) of the Code only if aggregated with one or more other plans,

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	44

or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then the provisions stated herein will be applied by determining the Contribution Percentages of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated to satisfy Section 401(m) of the Code only if they have the same plan year. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

(c) Effective as of January 1, 2002, in the event the Plan does not pass the ACP test, the test will be disaggregated by removing from the test all participants who have not attained age 21 and completed one eligibility year within 6 months of the last day of the plan year.

(d) Effective with plan years after January 1, 2006, all ESOP portions of the Savings Plan shall be aggregated for ACP with the Non-ESOP portions of the Savings Plan.

11.	Treatment of Pre-Tax Savings as Participating Employer Contributions.

Alcoa may elect, in accordance with the regulations of the Secretary of Treasury under Section 401(m) of the Code, to treat all or a portion of the Pre-Tax Savings made on behalf of Eligible Employees for a Plan Year as Participating Employer Contributions for purposes of calculating the Contribution Percentages of Eligible Employees for the Plan Year. Any such Pre-Tax Savings for a Plan Year must be made no later than the end of the 12 month period immediately following the close of the Plan Year. Notwithstanding the preceding, Alcoa may elect to treat Pre-Tax Savings as Participating Employer Contributions for purposes of calculating Contribution Percentages only if one of the Average Actual Deferral Percentage Tests of paragraph 5 of this Appendix is satisfied before the Pre-Tax Savings are treated as Participating Employer Contribution for the Plan Year, and one of the Average Actual Deferral Percentage Tests of paragraph 5 of this Appendix continues to be satisfied for the Plan Year excluding the Pre-Tax Savings treated as Participating Employer Contributions for the Plan Year.

12.	Correction of Excess Aggregate Contributions.

(a) General Rule. If the Plan does not satisfy one of the Average Contribution Percentages tests of paragraph 9 of this Appendix as of the end of a Plan Year, the Excess Aggregate Contributions for the Plan Year will be corrected by the Employer if the Excess Aggregate Contributions for the Plan Year are forfeited or timely distributed to Highly Compensated Employees in accordance with subsection (c) below.

(b) Allocation of Excess Aggregate Contributions. Effective as of January 1, 1997, in the event Excess Aggregate Contributions are made to the Plan for a Plan Year, the Contribution Percentage for the Highly Compensated Employee with the largest dollar amount of deferrals for the Plan Year will be reduced to minimum extent necessary either:

(i) to enable the Plan to satisfy one of the Average Contribution Percentage tests of paragraph 9 of this Appendix for the Plan Year; or

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	45

(ii) to cause the Highly Compensated employee’s Contribution Percentage to equal the next highest Contribution Percentage of any Highly Compensated Employee for the Plan Year.

This process is repeated until the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year is sufficiently reduced to enable the Plan to satisfy one of the Average Contribution Percentage tests of paragraph 9 of this Appendix for the Plan Year. The amount of Excess Aggregate Contributions to be allocated to each Highly Compensated Employee for the Plan Year is equal the total After-Tax Savings and Participating Employer Contributions, including Pre-Tax Savings on behalf of the Highly Compensated Employee for the Plan Year minus the amount determined by multiplying the Highly Compensated Employee’s reduced Contribution Percentage (as determined above) by the employee’s Compensation for the Plan Year. Excess Aggregate Contributions of employees who are subject to the family aggregation rules of Section 414(q)(6) of the Code are allocated among the family members in proportion to the Pre-Tax Savings and Matching Contributions (or amounts treated as Matching Contributions) of each family member that is combined to determine the combined Average Contribution Percentage.

(c) Forfeiture or Distribution of Excess Aggregate Contributions. Excess Aggregate Contributions, plus any income or minus any loss allocable thereto, must be forfeited to the extent attributable under subsection (f) below to Participating Employer Contributions that are not vested, and otherwise distributed to Highly Compensated Employees no later than 12 months following the close of the Plan Year.

(d) Income or Loss Allocable to Excess Aggregate Contributions. The income or loss allocable to the Excess Aggregate Contributions referred to in subsection (c) above include the allocable income or loss for the Plan Year of the Excess Aggregate Contributions and the allocable income or loss for the period between the end of the Plan Year and the distribution of the Excess Aggregate Contributions, calculated as follows:

(i) the income or loss allocable for the Plan Year of the Excess Aggregate Contributions is determined by multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocable to the Participant’s Participating Employer Contributions, and amounts treated as Participating Employer Contributions under paragraph 11 of this Appendix for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions allocated to the Participant for the Plan Year, and the denominator of which is the total account balance attributable to the Participant’s Participating Employer Contributions and amounts treated as Participating Employer Contributions under paragraph 11 of this Appendix as of the end of the Plan Year, reduced by the investment gain (or increased by the investment loss) allocated to such total amount for the Plan Year;

(ii) the income or loss allocable to the period (if any) between the end of the Plan Year of the Excess Aggregate Contributions and the distribution of the Excess

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	46

Aggregate Contributions by the Plan is determined by multiplying the total investment income or loss allocated to the Participant’s Participating Employer Contributions and amounts treated as Participating Employer Contributions under paragraph 11 of this Appendix for such period by a fraction determined under the method described in (i) above. In the alternative, the income or loss allocable to the period between the end of the Plan Year of the Excess Aggregate Contributions and the distribution of the Excess Aggregate Contributions equals 10% of the income or loss allocable to the Participant’s Excess Aggregate Contributions for the Plan Year (as determined under (i) above multiplied by the number of calendar months that elapse between the end of the Plan Year and the date of distribution. For these purposes, a distribution occurring on or before the fifteenth day of a calendar month is treated as having been made on the last day of the preceding calendar month, and a distribution occurring after the fifteenth date of a calendar month is treated as having been made on the first day of the following calendar month.

Effective January 1, 2008, the income or loss will include only the income or loss allocable for the Plan Year of the Excess Aggregate Contributions, and not the income or loss for the period between the end of the Plan Year and the distribution of Excess Aggregate Contributions.

(e) Coordination with Excess Contributions. The determination of the amount of Excess Aggregate Contributions for a Plan Year is made after the determination of the amount of any Excess Contributions for the Plan Year.

(f) Accounting for Excess Aggregate Contributions. The amount of Excess Aggregate Contributions allocated to a Highly Compensated Employee for a Plan Year is attributed to Participating Employer Contributions and any amounts treated as Participating Employer Contributions in proportion to the amounts of such contributions on behalf of the Participant for the Plan Year.

13.	Multiple Use of Alternative Limitation.

(a) In General. This paragraph 13 of this Appendix applies for any Plan Year if:

(i) any Eligible Employee who is a Highly Compensated Employee is eligible to participate in a plan maintained by the Employer (including this Plan) that is subject to the requirements of Section 401(m) of Code because such plan accepts matching contributions or employee contributions for the plan’s plan year beginning with or within the Plan Year;

(ii) this Plan does not pass the 1.25 Average Actual Deferral Percentage Test of paragraph 5(a) of this Appendix for the Plan Year, and the Employer’s plan that is subject to the requirements of Section 401(m) of the Code does not pass the 1.25 contribution percentage test of Section 401(m)(2)(A)(i) of the Code for the plan’s plan year beginning with or within the Plan Year; and

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(iii) the sum of the Average Actual Deferral Percentage for all Eligible Employees who are Highly Compensated Employees for the Plan Year, and the average contribution percentage (as defined in Section 401(m)(3) of the Code) for all Highly Compensated Employees who are eligible to participate in the Employer’s plan that is subject to Section 401(m) of the Code for the plan’s plan year beginning with or within the Plan Year, exceeds the aggregate limit of subsection (b) below.

For purposes of this paragraph 13 of this Appendix, the Average Actual Deferral Percentage of Highly Compensated Employees for the Plan Year is determined after any corrective measures as described in paragraph 8 of this Appendix are undertaken for the Plan Year. The average contribution percentage for all Highly Compensated Employees under the Employer’s plan that is subject to Section 401(m) of the Code is determined after any corrective measures (including those described in paragraph 12 of this Appendix) are undertaken to satisfy the average contribution percentage tests of Section 401(m)(2) of the Code for the plan’s year beginning with or within the Plan Year.

(b) Aggregate Limit. For purposes of this paragraph 13 of this Appendix, the term “aggregate limit” means the sum of:

(i) 125 percent of the greater of (1) the Average Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year or (2) the average contribution percentage (as defined in Section 401(m)(3) of the Code) for Non-Highly Compensated Employees who are eligible to participate in the Employer’s plan that is subject to Section 401(m) of the Code for the plan’s plan year beginning with or within the Plan Year; plus

(ii) two plus the lesser of (1) or (2) above, provided that in no event may this amount exceed 200 percent of the lesser of (1) or (2) above.

(c) Required Correction. In the event that the aggregate limit of subsection (b) is exceeded as of the end of any Plan Year, the Employer reduces the Average Actual Deferral Percentage of those Highly Compensated Employees who also participate in the Employer’s plan that is subject to Section 401(m) of the Code (beginning with such Highly Compensated Employees whose Actual Deferral Percentage is the highest) so that the aggregate limit is not exceeded. The amount by which each such Highly Compensated Employee’s Average Actual Deferral Percentage is reduced is determined in accordance with the procedures of paragraph 8 of this Appendix, by treating the excess amount of Excess Contributions.

The multiple use test described in this paragraph 13 of this Appendix and in Treasury Regulation Section 1.401(m)-2 will not apply for Plan Years beginning on or after January 1, 2002.

14.	Recordkeeping Requirements.

(a) Average Actual Deferral Percentage Tests. The Employer maintains records sufficient to demonstrate satisfaction of the Average Actual Deferral Percentage tests of

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paragraph 5 of this Appendix for each Plan Year, and the extent to which any Qualified Matching Contributions are treated as Pre-Tax Savings under paragraph 7 of this Appendix for purposes of such tests. The determination of Eligible Employees’ Actual Deferral Percentages, and the disposition of all Pre-Tax Savings (and any Qualified Matching Contributions treated as Pre-Tax Savings under paragraph 7 of this Appendix) on behalf of Participants, must satisfy such other requirements as may be prescribed by the Secretary of Treasury.

(b) Average Contribution Percentage Tests. The Employer maintains records sufficient to demonstrate satisfaction of the Average Contribution Percentage tests of paragraph 9 of this Appendix for each Plan Year, and the extent to which any Pre-Tax Savings are treated as Participating Employer Contributions under paragraph 11 of this Appendix for purposes of such tests. The determination of Eligible Employees’ Average Contribution Percentages, and the disposition of all Participating Employer Contributions (and any Pre-Tax Savings) on behalf of Participants, must satisfy such other requirements as may be prescribed by the Secretary of Treasury.

15. Distribution of Excess Elective Deferrals. Excess Elective Deferrals means Pre-Tax Savings that is includible in a Participant’s gross income under Section 402(g) of the Code to the extent it exceeds the dollar limitation. Excess Elective Deferrals are treated as annual additions under the Plan unless such amounts are distributed no later than the first April 15th following the close of the Participant’s taxable year. Excess Elective Deferrals are adjusted for any income or loss up to the date of distribution as calculated under paragraph 8(e) and 12(d) of this Appendix. A Participant is deemed to notify the Plan Administrator of Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer. A Participant may assign any Excess Elective Deferrals made by the Participant to any other plans other than those of the Employer by notifying the Plan Administrator on or before January 15th of the following year.

16. Safe Harbor Alternative Discrimination Testing. Effective on and after January 1, 2011, the Average Actual Deferral Percentage Test in section 5, and Average Contribution Percentage Test in section 9 of this Appendix A with respect to Participating Employer Contributions only, will be treated as satisfied for a Plan Year providing the following requirements are met:

(a) Participating Employer Contributions equal to 100% of each dollar of Pre-Tax Savings up to six percent of the Participant’s Eligible Compensation are made on behalf of each Participant as described in Section 3(b) of the Plan, or the safe harbor contribution requirements of Section 401(k)(12)(B) or (C) and Section 401(m)(13)(B) are otherwise met;

(b) within the period commencing no earlier than ninety days but no later than thirty days before the beginning of each Plan year, the Plan Administrator provides to each Eligible Employee the written notice described in Treasury Regulation Section 1.401(k)-3 of their rights and obligations under the Plan, including, but not limited to a description of the safe harbor Participating Employer Contributions, withdrawal and vesting provisions; and

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(c) the Participating Employer Contributions contributed to the Plan on or after January 1, 2011, described in subparagraph (a) are nonforfeitable and may not be distributed before the earliest of the following to occur: the Participant’s Severance from Service Date, attainment of age 59 1/2, or date of the Plan’s termination.

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APPENDIX B

CODE SECTION 415 LIMITATIONS

The limitations imposed by Section 415 of the Code are hereby incorporated by reference. If there is any discrepancy between the provisions of this Plan and the provisions of Code Section 415 and the regulations thereunder, the discrepancy will be resolved in such a way to give full effect to the provisions of Code Section 415.

The maximum annual additions provided by the Plan will be exactly equal to the maximum amounts permitted under Code Section 415 and the regulations thereunder. In the event a Participant’s annual additions for any Plan Year would exceed the maximum amount of annual additions permitted under Code Section 415, such Participant’s Savings are automatically reduced, in whole or in part, by the amount required to eliminate such excess.

Effective for Plan Years beginning on or after January 1, 2008, for purposes of applying the limitations described in this Appendix B, compensation will include any differential pay received by a Participant absent for military leave and any payment earned prior to a Participant’s separation from employment that is paid within a period ending on the later of i) two and one-half months following the date the Participant separated from employment, or ii) the end of the Plan Year in which the date the Participant separated from employment (“Post-Separation Compensation”). Post-Separation Compensation will include any payments for vacation, sickness, or leave of absence that otherwise would have been included as compensation had the Participant remained employed.

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APPENDIX C

TOP HEAVY RULES

(a) This Plan constitutes a “Top Heavy Plan” for a Plan Year if as of the last day of the preceding Plan Year the present value of the cumulative account balances under the Plan for Participants who are Key Employees exceed 60 percent of the present value of the aggregate of all account balances for all Participants in the Plan. A non-Key Employee means any Participant or former Participant who is not a Key Employee.

(b) This Plan constitutes a Top Heavy Plan for a Plan Year if the employee benefit plans which make up the group of plans of which this Plan is considered a part are such that, when aggregated, the sum of (1) the present value of the account balances of Key Employees under all defined contribution plans in the group, and (2) the present value of the cumulative accrued benefits of Key Employees under all defined benefit plans in the group exceed 60 percent of the sum of such amounts for all employees who participate in the plans in the said group.

(1) The group of plans in which this Plan is considered a part includes (A) all plans of Alcoa, the Subsidiaries and Affiliates which enable the particular plans in which a Key Employee participates to meet the qualification requirement of Section 401(a)(4) of the Code or Section 410 of the Code; and, (B) all plans which Alcoa, in its discretion, decides to include, provided that the inclusion of such plan or plans would not prevent the group of plans from meeting the qualification requirements of Sections 401(a)(4) and 410 of the Code. The date upon which the account balances are valued for purposes of calculating the top heavy ratio to determine whether or not the Plan is Top Heavy for a particular Plan Year is the determination date, which is the last day of the preceding Plan Year, or in the case of the first plan year of any plan, the last day of such plan year.

(2) Effective for Plan Years beginning on or after January 1, 2002, the amounts of account balances of an employee as of the determination date are increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence also applies to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision is applied by substituting “five-year period” for “one-year period.”

(3) Effective for Plan Years beginning on or after January 1, 2002, the accounts of any individual who has not performed services for the employer during the one-year period ending on the determination date are not taken into account.

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(c) The following provisions are applicable to Participants for any Plan Year with respect to which the Plan is Top Heavy:

(1) The minimum Participating Employer Contribution for a Participant, who is a non-Key Employee and has not separated from service at the end of the Plan Year, must not be less than three percent of his or her Eligible Compensation for the Top Heavy Plan Year. If said allocation is less than three percent of his or her Eligible Compensation, then said allocation is the largest percentage allocated to a Key Employee for the Top Heavy Plan Year. In the event the highest rate allocated to a Key Employee for the Top Heavy Plan Year is less than three percent, Pre-Tax amounts contributed to the Plan are included in determining contributions made on behalf of Key Employees. Compensation for determining a minimum benefit, a minimum contribution and for all other Top Heavy purposes is the Participant’s W-2 earnings for the calendar year that ends with the Plan Year.

Effective for Plan Years beginning on or after January 1, 2002, Participating Employer Contributions used to satisfy the minimum contribution requirements are treated as Participating Employer Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(2) With respect to benefits accruing during any Plan Year in which the Plan is Top Heavy, average compensation is limited to amounts not in excess of the amount permitted under Section 401(a)(17) of the Code. If the accrued benefit as of the end of the last Plan Year before the Plan became Top Heavy is greater than the accrued benefit determined by limiting compensation, that higher accrued benefit cannot be reduced.

(3) In the event the Plan is Top Heavy with respect to a Plan Year and ceases to be Top Heavy for a subsequent Plan Year, the Participant’s account balance in any such subsequent Plan Year is not less than the Participant’s Pre-Tax Savings (subject to adjustment for earnings) computed as of the end of the most recent Plan Year for which the Plan was Top Heavy.

(d) Notwithstanding any of the above, if a non-Key Employee participates in this Plan and a defined benefit pension plan included in a required aggregation group which is top heavy, a minimum allocation of five percent of Section 415 compensation is provided under this Plan. The Plan will not be deemed Top Heavy if ninety percent is substituted for sixty percent in (b)(1) of this Appendix and Participating Employer provides additional contributions to the Plan on behalf of non-Key Employees who participate in both defined benefit and defined contribution plans maintained by a Participating Employer, in amounts at least equal to the amount set forth in Paragraph (c)(1) of this Appendix as modified by substituting “seven and one-half percent” for “three percent.” If the non-Key Employee does not participate in a defined benefit plan maintained by Alcoa, a Subsidiary or Affiliate, such employee will receive an additional contribution of four percent.

(e) For Plan Years in which the Plan meets the safe harbor alternative method of discrimination testing described in Paragraph 16 of Appendix A, the term “Top Heavy Plan” described in this Appendix C does not apply.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	53

APPENDIX D

MINIMUM DISTRIBUTION REQUIREMENTS

Section 1. General Rules

1.1. Effective Date. The provisions of this Appendix D will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2. Precedence. The requirements of this Appendix D will take precedence over any inconsistent provisions of the Plan.

1.3. Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix D will be determined and made in accordance with section 401(a)(9) of the Internal Revenue Code and Treasury regulations §§1.401)(a)(9)-2 through -9, which will override any inconsistent distribution provisions of the Plan. Distribution of any incidental death benefit requirements provided under the Plan will be a distribution for purposes of this Appendix D.

1.4. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix D, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

Section 2. Time and Manner of Distribution.

2.1. Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin and there is a designated Beneficiary, the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant. This election will apply to all distributions.

If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

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2.3. Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4 of this Appendix D. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 40l(a)(9) of the Code and the Treasury regulations.

Section 3. Required Minimum Distributions During Participant’s Lifetime.

3.1. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death

Section 4. Required Minimum Distributions After Participant’s Death.

4.1. Death On or After Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

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(2) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

4.2. Death Before Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in section 4.1.

(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2, this section 4.2 will apply as if the surviving spouse were the Participant.

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Section 5. Definitions.

5.1. Designated Beneficiary. The individual who is designated as the Beneficiary under Section 22 of the Plan and is the designated Beneficiary under section 40l(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

5.2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

5.3. Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

5.4. Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5 Required beginning date. The date specified in section 13(b) of the Plan.

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SCHEDULE A

MERGERS, TRANSFERS, AND RESTATEMENTS

Plan Restatement and Transfer of Administrative Services to Hewitt Associates.

Effective November 1, 1992, the Plan was amended to prohibit loans, withdrawals, distributions, hardship withdrawals or transfers until January 1, 1993.

Merger with Alcoa Savings Plan for Subsidiaries and Affiliated Locations

Effective December 31, 1992, the Alcoa Inc. Savings Plan for Subsidiaries and Affiliated Locations was merged into this Plan.

Merger of the Alcoa Recycling Company, Inc. 401(k) Savings Plan

Effective January 1, 1993, the Alcoa Recycling Company, Inc. 401(k) Savings Plan was merged into this Plan.

Plan Restatement Effective January 1, 1994 and Merger with Alcoa Packaging Machinery, Inc. Savings Plan for Salaried Employees and H-C Industries, Inc. Employees 401(k) Savings Plan,.

Effective January 1, 1994, the Alcoa Packaging Machinery, Inc. Savings Plan for Salaried Employees (“APM Plan”) and the H-C Industries, Inc. Employees 401(k) Savings Plan (“H-C Industries Plan”) were merged into this Plan and the Plan was amended to prohibit withdrawals, loans, distributions, hardship withdrawals or transfers by Participant’s whose accounts were transferred from the APM Plan or the H-C Industries Plan until April 4, 1994, or such earlier date as is administratively practical. Also effective January 1, 1994, the Plan was restated to incorporate the provisions of the Tax Reform Act of 1986, The Omnibus Budget Reconciliation Act of 1986, The Omnibus Budget Reconciliation Act of 1987, The Technical and Miscellaneous Revenue Act of 1988, The Omnibus Budget Reconciliation Act of 1989, The Unemployment Compensation Amendments Act of 1992 and the Omnibus Budget Reconciliation Act of 1993.

Merger of the Alcoa Savings Plan for Stolle Employees.

(a) Effective March 31, 1997, the amounts standing to the credit in the participants’ accounts in the Alcoa Savings Plan for Stolle Employees (the “Stolle Plan”) were fully vested, and transferred to this Plan, and the liability to pay such benefits thereupon become a liability of this Plan. Accordingly, the participants of the Stolle Plan became Participants of this Plan and each have an accrued benefit in the Plan immediately after the merger which is equal to the benefit such Participant was entitled to receive from the Stolle Plan immediately before the merger. Effective January 1, 2002, these account balances were transferred to the Alcoa Savings Plan for Subsidiary and Affiliate Employees.

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(b) In lieu of the normal form of distribution of a lump-sum payment under this Plan, Participants whose accounts were transferred from the Stolle Plan may elect to have their benefits distributed in one of the following optional forms:

(1) Payments over a period certain in monthly, quarterly, semiannual or annual cash installments after first having (A) segregated the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchased a nontransferable annuity contract providing for such payment. The period over which such payment is to be made will not extend beyond the Participant’s life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

(2) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his spouse) or the life expectancy of the Participant (or the life expectancy of the Participant and his spouse). The joint and survivor annuity is equal in value to a single life annuity. Such joint and survivor benefits following the Participant’s death continues to the Participant’s spouse during the spouse’s lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. The Participant may elect to receive a smaller annuity benefit with continuation of payments of the Beneficiary at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime. An unmarried Participant may elect to receive the value of this benefit in the form of a life annuity.

Merger of the Alcoa Fujikura, Ltd. Savings Plan.

On June 1, 1997 Eligible Employees of Alcoa Fujikura, Ltd. (“AFL employees”) commenced participation in this Plan and the Alcoa Savings Plan for Bargaining Employees (“Bargaining Plan”). On the same date, the Company adopted the Alcoa Fujikura, Ltd. Savings Plan (AFL Frozen Plan), the frozen successor plan of the merged Alcoa Fujikura, Ltd. Salaried 401(k) Savings Plan and the Alcoa Fujikura Ltd. Hourly 401(k) Plan. Effective October 25, 1999, the AFL Frozen Plan was merged into this Plan, which is the surviving plan, and the amounts standing to the credit in participants’ accounts in the AFL Frozen Plan were transferred to the Plan. Immediately thereafter, the assets of AFL employees covered under a collective bargaining agreement that are equivalent to their AFL Frozen Plan account balances immediately before the merger, were transferred from this Plan to the Bargaining Plan.

Merger with the Alcoa Savings Plan for Alcoa Automotive Castings Employees.

Effective August 31, 2001, the amounts standing to the credit in the participants’ accounts in the A-CMI Profit Sharing Plan and Trust (“A-CMI Plan”) were transferred to this Plan. Accordingly, the participants of the A-CMI Plan became Participants of this Plan and each had an account in the Plan immediately after the merger equal to the benefit such Participant was entitled to receive from the A-CMI Plan immediately before the merger. Immediately thereafter, the accounts of bargaining employees were transferred from this Plan to the Alcoa Savings Plan for Bargaining Employees and liability to pay the benefits of the bargaining employees that were accrued under the A-CMI Plan became the liability of that Plan.

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Plan Restatement, Effective January 1, 2001

The Non-Bargaining Plan was amended and restated to incorporate provisions of the Retirement Protection Act of 1994, the Uniformed Services Employment and Re-employment Rights Act of 1994, the Small Business and Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000 (“GUST”). In addition, the restatement reflected certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) that become effective January 1, 2002, and was intended as good faith compliance with the requirements of EGTRRA, to be construed in accordance with EGTRRA and guidance issued thereunder. The restated Plan also reflected the merger into it of several Subsidiaries’ plans, as described in Schedule A attached hereto.

Alcoa Savings Plan for Subsidiary and Affiliate Employees

Effective January 1, 2002, Alcoa adopted the Alcoa Savings Plan for Subsidiary and Affiliate Employees (“Subsidiary Plan”), and certain subsidiaries ceased to participate in this Plan and began to Participate in the Subsidiary Plan. Effective January 1, 2002, the amounts standing to the credit in the Participant’s Accounts for the following subsidiaries was transferred to the Subsidiary Plan, and each had an account in the Subsidiary Plan equal to the benefit such Participant was entitled to receive from this Plan immediately before the transfer:

Alcoa Building Products, Inc.

Six “R” Communications, L.L.C.

MinTel Communications, L.L.C.

Quality Control Services, L.L.C.

T.I.C.S. Corporation

Excel Extrusions Inc.

ISAC

Noyes Fiber Systems, Inc.

Tele-Tech Company, Inc.

Digisys Corp.

Merger with the Reynolds Metals Company Savings and Investment Plan (Plan 028) and the Employees Savings Plan (Plan 041)

Effective May 1, 2002, the amounts standing to the credit in the participants’ accounts in the Reynolds Metals Savings and Investment Plan (Plan 028) and the Employee’s Savings Plan (Plan 041) (“collectively, the RMC Savings Plans”) were transferred to this Plan and liability to pay the benefits of the employees that were accrued under the Plans 028 and 041 became the liability of this Plan.

Transfer to Alcoa Savings Plan for Subsidiary and Affiliate Employees

Effective as of close of business on June 30, 2002, the subsidiaries below ceased to participate in this Plan and transferred to Alcoa Savings Plan for Subsidiary and Affiliate Employees:

Baker’s Choice Products Inc.

Mt. Vernon Plastics Corporation

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Cage Graphic Arts

Lanscape, Inc.

Southern Graphic Systems, Inc. (following hourly employees’ locations): Armonk, New York

Ashland, Virginia

Atlanta, GA

Battle Creek, Michigan

Clarksville, Indiana

Dayton, Kentucky

Dallas, Texas

Elgin, Illinois

Exton, Pennsylvania

Framingham, MA

Franklin, Tennessee

Fulton, New York

Greensboro, NC

McBee, South Carolina

Newport, Kentucky

Richmond, Virginia

St. Louis, Missouri

West Monroe, Louisiana

Wilmington, NC

Louisville, Kentucky

Merger with the Southern Plastics, Inc. Pension Plan.

Effective July 1, 2002, the Southern Plastics Inc. Pension Plan (“Southern Plastics Plan”) was merged with this Plan, and the amounts standing to the credit in the in the Southern Plastics Plan were transferred to this Plan, and the liability to pay the benefits of the employees that were accrued under the Southern Plastics Plan became the liability of this Plan.

For purposes of transferring the Participant’s Accounts, each participant’s account balance in the investment funds of the Southern Plastics Plan were automatically transferred to the funds in the Alcoa Savings Plan having similar objectives and levels of risk, as indicated below:

Southern Plastics Plan Investment Fund	Alcoa Plan Investment Fund
Stable Value Option	Fixed Income Fund
Aetna Money Market Fund	Fixed Income Fund
Aetna Ascent Fund	Fixed Income Fund
Aetna Crossroads Fund	Fixed Income Fund
Aetna Legacy Fund	Fixed Income Fund
Aetna Bond Fund	Vanguard Total Bond Market
Aetna Growth & Income Fund	Investment Company of America
Aetna Index Plus Large Cap Fund	Vanguard Institutional Index
Aetna Growth Fund	AMCAP
AIM Balanced Fund	American Balanced
AIM Value Fund	Fixed Income Fund
Fidelity Growth Opportunities	Vanguard Institutional Index
Oppenhiemer Main Street Growth and Income	Investment Company of America

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Merger with Alumax Thrift Plan for Salaried Employees and Alumax Thrift Plan for Hourly Employees

Effective as of November 1, 2003, the Alumax Thrift Plan for Salaried Employees and the Alumax Thrift Plan for Hourly Employees (“Alumax Thrift Plans”) were merged into this Plan, and immediately thereafter all participant accounts with the exception of the employees of the locations listed below were transferred to the Alcoa Savings Plan for Subsidiary and Affiliate Employees (“Subsidiary and Affiliate Plan”), and the assets and liabilities related to those accounts became the assets and liabilities of the Subsidiary and Affiliate Plan.

Participating Alumax Thrift Plans Locations

Alcoa Foils Inc.	Russellville, AK
St. Louis, MO (salaried)
Alumax Mill Products Inc.	Lancaster, PA
Texarkana, TX (salaried)
Alumax of South Carolina, Inc.	Goose Creek, SC
Eastalco Aluminum Company	Frederick, MD (salaried)
Intalco Aluminum Corporation	Ferndale, WA (salaried)

Upon transfer of the Alumax Thrift Plans assets, each participant’s account balance was invested in the identical Investment Fund under this Plan as it had been invested in the Alumax Thrift Plans. Where there was no identical investment vehicle in this Plan, those portions of Participants’ accounts were transferred to the fund in the Alcoa Savings Plan having similar objectives and level of risk, as indicated below:

Alumax Thrift Fund	Alcoa Savings Plan Fund
Vanguard Money Market Prime Fund	Fixed Income Fund
Vanguard Retirement Savings Trust Fund	Fixed Income Fund
Intalco GIC Fund (frozen)	Fixed Income Fund

Furthermore, upon the merger of the Alumax Thrift Plans into this Plan, all existing loans under the Alumax Thrift Plans became loans under this Plan, regardless of whether the number of such outstanding loans exceeded the allowable number of loans permitted under this Plan.

Sale of Specialty Chemicals Business and Transfer of Participant Accounts to Plan of Buyer

Effective as of February 27, 2004, the Company’s Specialty Chemicals Business was sold to Almatis, Inc. Pursuant to the agreement of sale between the Company and Almatis, the assets and liabilities attributable to the employees of the locations listed below were transferred to the plan(s) of Almatis as of April 15, 2004:

Bauxite, Arkansas

Dalton, Georgia

Houston, Texas

Leetsdale, Pennsylvania

Palm Harbor, Florida

Port Allen, Louisiana

Vidalia, Louisiana

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Sale of AFL Telecommunications Business and Transfer of Participant Accounts to Plan of Buyer

On March 31, 2005, Alcoa Fujikura, Ltd. (“AFL”) completed a transaction with its partner, Fujikura, Ltd. of Japan (“Fujikura”), in which Fujikura obtained complete ownership of the AFL telecommunications business through a share exchange by Fujikura of all of its AFL shares for all shares in AFL Telecommunications LLC, a new subsidiary (“AFL Tele”). Effective June 1, 2005, the account balances and liabilities with respect to the accounts in this Plan of employees who became employees of AFL Tele were transferred to the AFL Telecommunications LLC Savings and Incentive Plan, the plan of AFL Tele.

Company and Location	LOC
Alcoa Fujikura Ltd.
Franklin,TN (AFL)	FTN
Spartanburg, SC	SPA

Soft Alloy Extrusions Divestiture

On June 8, 2007 (“Closing Date”), a new joint venture, Sapa AB, was formed that combined Alcoa’s Soft Alloy Extrusions business with Sapa Profiles Extruded Aluminum Business (Sapa), with the result that Sapa holds the majority controlling interest (“Soft Alloy Extrusions Divestiture”). Due to the Soft Alloy Extrusions Divestiture, the assets of the following locations were divested by the Company as indicated below:

a.	All actively employed salaried and hourly employees of the Delhi, Louisiana location (LOC DEL) of Tifton Aluminum Company (Company Code 672), ceased to Eligible Employees under this Plan when they became employed by Delhi Extrusions LLC, a subsidiary of the new joint venture, at the close of business on June 7, 2007.

b.	All salaried employees of Louisville, Kentucky Plant #15 (LOC LYY) of Reynolds Metals Company (Company Code R01), ceased to be Eligible Employees under this Plan when they became employed by Sapa Heat Exchanger Tubes Louisville Inc., a subsidiary of the new joint venture, as of the close of business on, June 7, 2007.

c.	Assets and liabilities with respect to Participants in the locations in the paragraph above will be transferred as soon as administratively practicable following the Closing Date from this Plan to the Alcoa Extrusions, Inc. Savings Plan, the tax qualified plan established by the new joint venture.

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P&C Divestiture

On February 29, 2008 (“Closing Date”), the Company’s packaging and consumer products businesses were sold to The Rank Group, a New Zealand corporation (“P&C Divestiture”), and one hundred percent of the voting stock of each of the subsidiaries listed below was sold (“P&C Divestiture Companies”). Effective as of the close of business on the Closing Date, the P&C Divestiture Companies were no longer authorized to participate in, and their employees ceased to be Eligible Employees for purposes of this Plan:

Alcoa Closure Systems International, Inc.,

Alcoa Flexible Packaging LLC (formerly Alcoa Flexible Packaging LLC),

Alcoa Packaging Machinery Inc.,

Reynolds Food Packaging LLC, and

Southern Plastics, Inc.

The P&C Divestiture also includes assets of the Company’s subsidiaries Alcoa Service Corporation and Reynolds Metals Company. Effective as of the close of business on the Closing Date, the active employees of the locations below ceased to be Eligible Employees for purposes of this Plan:

Company Code	Company Description	LOC	Location Description
680	Alcoa Service Corporation	IND	Indianapolis, Indiana
R01	Reynolds Metals Company	HSY	Hot Springs, Arkansas (RMC)
R01	Reynolds Metals Company	LXY	Louisville, Kentucky (Plt #1)
R01	Reynolds Metals Company	RIY	Richmond, VA (Pkg & Consumer)
R01	Reynolds Metals Company	RFY	Richmond, Virginia (Rich Foil)
R01	Reynolds Metals Company	RTY	Richmond, Virginia (Pk Tech)

Alcoa Properties, Inc. Participation

Effective January 1, 2008, employees previously employed at Burlington, Vermont by Alcoa International Holdings Company were transferred to Alcoa Properties, Inc., and continued to have the same benefit levels under the Plan.

AEES Divestiture

On June 12, 2009 (“Closing Date”), one hundred percent of the voting stock or ownership interest of the Company’s subsidiaries, AEES Inc. and Alcoa Electrical and Electronic Solutions Limited Partnership were sold to Platinum Equity (“AEES Divestiture”). Effective as of the close of business on the Closing Date, the employees of these subsidiaries were no longer authorized to participate in, and ceased to be Eligible Employees for purposes of this Plan. Following the sale, assets and liabilities relating to the employees who became employed by the buyer in the AEES Divestiture were transferred to the buyer’s plan as soon as was administratively feasible.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	64

Alcoa Savings Plans Restructuring and Redesign

Effective January 1, 2011, the savings plans sponsored by Alcoa Inc. were restructured and redesigned as follows:

This Alcoa Savings Plan for Non-Bargaining Employees is restructured and renamed the Alcoa Retirement Savings Plan for Salaried Employees (“Salaried Savings Plan”);

On that same date, the assets and liabilities with respect to hourly non-bargaining employees in this Plan are spun off and transferred to the Alcoa Retirement Savings Plan for Hourly Non-Bargaining Employees, prior to January 1, 2011 named the Alcoa Savings Plan for Subsidiary and Affiliate Employees (“Hourly Non-Bargaining Plan”);

Salaried participants in the Hourly Non-Bargaining Plan are spun off from that plan and transferred to this Plan;

Participants in this Plan employed by Alumax Mill Products, Inc. are spun off from this Plan to the Alcoa Retirement Savings Plan for Mill Products Employees (“Mill Products Plan”), a new plan sponsored by the Subsidiary, Alumax Mill Products, Inc.

Upon their redesign on January 1, 2011, this Plan and the Mill Products Plan are intended to satisfy the safe harbor provisions of Sections 401(k)(12) and 401(m)(11) of the Code.

Alcoa Defense Inc. Participation

Effective October 1, 2011, employees of Alcoa Defense Inc. commenced participation in this Plan.

Alcoa Oil & Gas LLC Participation

Effective December 1, 2011, employees employed at the Woodlands, TX location of Alcoa Oil & Gas LLC commenced participation in this Plan

Transfer of TRACO Salaried Employees from Alcoa Retirement Savings Plan for Fastener Systems and Commercial Windows Employees to This Plan

Effective January 1, 2012, the amounts standing to the credit in the in the Alcoa Retirement Savings Plan for Fastener Systems and Commercial Windows Employees (“FS-CW Savings Plan”) for Alcoa Commercial Windows LLC (“TRACO”) Salaried employees were transferred to this Plan, and the liability to pay the benefits of the transferred TRACO employees that were accrued under the FS-CW Savings Plan became the liability of this Plan.

Participating Employer Contributions (Match) for each TRACO participant under this Plan will be increased to the safe-harbor amount specified in Section 3(c). For purposes of transferring the TRACO Salaried Participants’ Accounts, each participant’s account balance in the investment funds of the FS-CW Savings Plan are automatically transferred to the identical funds in this Plan.

Move of the AACT Headquarters of Howmet Corporation

Effective January 1, 2012, salaried employees of Howmet Corporation (Company Code T13) at the Independence, OH location (Location Code AAC) moved to Harvard Avenue in Cleveland, OH and were assigned a new Location Code of CLE.

Alcoa Savings Plan for Non-Bargaining Employees Amended and Restated Effective as of January 1, 2010	65

SCHEDULE B – PART 1

ALCOA SAVINGS PLAN FOR NON-BARGAINING EMPLOYEES

PARTICIPATING EMPLOYER CONTRIBUTIONS (MATCH) AND EMPLOYER

RETIREMENT INCOME CONTRIBUTIONS (ERIC)

EFFECTIVE ON OR BEFORE DECEMBER 31, 2010

Company Code	Company Description	*EE Type	LOC	Location Description	Match	ERIC
835	Alcoa Allowance Management Inc.	S	NBA	Newburgh, Indiana (AAMI)	1.0000	y
R70	Alcoa Automotive – IAFC, Inc.	S	AIY	Auburn, Indiana (RAMCO)	1.0000	y
796	Alcoa - SIE Cargo Conversions	S	SCC	Simi Valley, CA (SIE Cargo)	0.5000	n
19J	Alcoa Dimarc Inc.	S	ROK	Rockdale, Texas (effective 10/1/07)	1.0000	y
19J	Alcoa Dimarc Inc.	S	NBG	Newburgh, Indiana (effective 10/1/07)	1.0000	y
010	Alcoa Inc.	S	ALC	Alcoa, Tennessee	1.0000	y
010	Alcoa Inc.	S	ARV	Arlington, VA (effective 8/1/08)	1.000	y
010	Alcoa Inc.	S	ATC	Alcoa Center, Pennsylvania	1.0000	y
010	Alcoa Inc.	S	ATL	Atlanta, Georgia	1.0000	y
010	Alcoa Inc.	S	BAD	Badin, North Carolina	1.0000	y
010	Alcoa Inc.	S	BAX	Bauxite, Arkansas (Alcoa)	1.0000	y
010	Alcoa Inc.	S	BRB	Barberton, Ohio	1.0000	y
010	Alcoa Inc.	S	CDL	Chandler, Arizona	1.0000	y
010	Alcoa Inc.	S	CHI	Chicago, Illinois	1.0000	y
010	Alcoa Inc.	S	CHP	Chicago, Illinois (AEP)	1.0000	y
010	Alcoa Inc.	S	CIN	Cincinnati, Ohio	1.0000	y
010	Alcoa Inc.	S	CLC	Chillicothe, Ohio (ASL)	1.0000	n
010	Alcoa Inc.	H	CLC	Chillicothe, Ohio (ASL)	0.0000	n
010	Alcoa Inc.	S	CLE	Cleveland, Ohio	1.0000	y
010	Alcoa Inc.	S	CLI	Clarion, Pennsylvania	1.0000	n
010	Alcoa Inc.	S	CNC	Charlotte, North Carolina	1.0000	y
010	Alcoa Inc.	S	DAL	Dallas, Texas	1.0000	y
010	Alcoa Inc.	S	DAN	Danville, Illinois	1.0000	y
010	Alcoa Inc.	S	DAV	Davenport, Iowa	1.0000	y
010	Alcoa Inc.	S	DET	Detroit, Michigan	1.0000	y
010	Alcoa Inc.	S	FDM	Frederick, Maryland	1.0000	y
010	Alcoa Inc.	S	GNS	Goose Creek, South Carolina	1.0000	y
010	Alcoa Inc.	S	GRV	Greenville, SC (effective 4/1/10)	1.0000	y*

* Effective for employees hired on/after April 1, 2010, or transferred employees who are not eligible for another retirement plan of the company.

010	Alcoa Inc.	S	HOT	Houston, Texas (Alcoa)	1.0000	y
010	Alcoa Inc.	S	HUT	Hutchinson, Kansas	1.0000	y
010	Alcoa Inc.	S	ACC	Independence, Ohio (AACT HQ)	1.0000	y
010	Alcoa Inc.	S	IND	Indianapolis, Indiana	1.0000	y
010	Alcoa Inc.	S	KNO	Knoxville, Tennessee	1.0000	y
010	Alcoa Inc.	S	LAC	Lancaster, Pennsylvania	1.0000	y
010	Alcoa Inc.	S	LAF	Lafayette, Indiana	1.0000	y
010	Alcoa Inc.	S	LIY	Livonia, Michigan	1.0000	y
010	Alcoa Inc.	S	LOS	Los Angeles, California	1.0000	y
010	Alcoa Inc.	S	LVY	Lebanon, Virginia (RMC Whls)	1.0000	y
010	Alcoa Inc.	S	MAS	Massena, New York	1.0000	y

SCHEDULE B – PART 1

ALCOA SAVINGS PLAN FOR NON-BARGAINING EMPLOYEES

PARTICIPATING EMPLOYER CONTRIBUTIONS (MATCH) AND EMPLOYER

RETIREMENT INCOME CONTRIBUTIONS (ERIC)

EFFECTIVE ON OR BEFORE DECEMBER 31, 2010

Company Code	Company Description	*EE Type	LOC	Location Description	Match	ERIC
010	Alcoa Inc.	S	MLR	Mount Laurel, New Jersey	1.0000	y
010	Alcoa Inc.	S	NAS	Nashville, Tennessee	1.0000	y
010	Alcoa Inc.	S	NKE	New Kensington, Pennsylvania	1.0000	y
010	Alcoa Inc.	S	NYC	New York, New York	1.0000	y
010	Alcoa Inc.	S	OKM	Okemos, Michigan	1.0000	y
010	Alcoa Inc.	S	PHI	Philadelphia, Pennsylvania	1.0000	y
010	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	1.0000	y
010	Alcoa Inc.	S	POD	Ponder, Texas (ASL)	1.0000	n
010	Alcoa Inc.	H	POD	Ponder, Texas (ASL)	0.0000	n
010	Alcoa Inc.	S	PTC	Point Comfort, Texas	1.0000	y
010	Alcoa Inc.	S	RHV	Richmond, Virginia	1.0000	y
010	Alcoa Inc.	S	ROK	Rockdale, Texas	1.0000	y
010	Alcoa Inc.	S	SEA	Seattle, Washington	1.0000	y
010	Alcoa Inc.	S	SLB	Salisbury, North Carolina (ASL)	1.0000	n
010	Alcoa Inc.	H	SLB	Salisbury, North Carolina (ASL)	0.0000	n
010	Alcoa Inc.	S	SPA	Spartanburg, South Carolina	1.0000	y
010	Alcoa Inc.	S	SPN	Sparks, Nevada	1.0000	y
010	Alcoa Inc.	S	STS	San Antonio, Texas	1.0000	y
010	Alcoa Inc.	S	WAR	Warrick (Newburgh, In)	1.0000	y
010	Alcoa Inc.	S	WAS	Washington DC	1.0000	y
010	Alcoa Inc.	S	WEM	West Mifflin, Pennsylvania	1.0000	y
010	Alcoa Inc.	S	WEN	Wenatchee, Washington	1.0000	y
837	Alcoa Power Generating, Inc.	S	BAD	Badin, North Carolina	1.0000	y
837	Alcoa Power Generating, Inc.	S	NBG	Newburgh, Indiana	1.0000	y
837	Alcoa Power Generating, Inc.	S	TAP	Tapoco, North Carolina	1.0000	y
340	Alcoa Properties, Inc.	S	BLT	Burlington, Vermont	1.000	y
985	Alumax Mill Products, Inc.	H	LNX	Lancaster, Pennsylvania (Alumax)	0.7500	n
985	Alumax Mill Products, Inc.	S	LNX	Lancaster, Pennsylvania (Alumax)	0.7500	y
985	Alumax Mill Products, Inc.	S	TXX	Texarkana, Texas (Alumax)	0.7500	y
977	Alumax of South Carolina, Inc.	S	GCX	Goose Creek, SC. (AMX)	1.0000	y
977	Alumax of South Carolina, Inc.	H	GCX	Goose Creek, SC. (AMX)	1.0000	n
974	Eastalco Aluminum Company	S	FMX	Frederick, Maryland (AMX)	0.7500	y
721	Halethorpe Extrusions, Inc.	S	BAL	Baltimore, Maryland	1.0000	y
721	Halethorpe Extrusions, Inc.	H	BAL	Baltimore, Maryland	1.0000	n
721	Halethorpe Extrusions, Inc.	S	LAF	Lafayette, Indiana	1.0000	y
				Ferndale, Washington (AMX)	0.7500	y
979	Intalco Aluminum Corporation	S	FWX	Effective July 1, 2010	1.0000	y
646	Northwest Alloys, Inc.	S	ADD	Addy, Washington	1.0000	y
655	Pimalco, Inc.	S	CDL	Chandler, Arizona	1.0000	y
R08	RB Sales Company, Limited	S	ROK	Rockdale, Texas (effective 11/1/06)	1.0000	y
R01	Reynolds Metals Company	S	ABY	Arkadelphia, AR (RMC-GUMSPRG)	1.0000	y
R01	Reynolds Metals Company	S	EGY	Eastman, Georgia (RMC)	1.0000	y
R01	Reynolds Metals Company	H	EGY	Eastman, Georgia (RMC)	1.0000	y*

SCHEDULE B – PART 1

ALCOA SAVINGS PLAN FOR NON-BARGAINING EMPLOYEES

PARTICIPATING EMPLOYER CONTRIBUTIONS (MATCH) AND EMPLOYER

RETIREMENT INCOME CONTRIBUTIONS (ERIC)

EFFECTIVE ON OR BEFORE DECEMBER 31, 2010

Company Code	Company Description	*EE Type	LOC	Location Description	Match	ERIC
* Effective January 1, 2011 Eastman Hourly employees receive ERIC regardless of hire date
R01	Reynolds Metals Company	S	LIY	Livonia, Michigan	1.0000	y
R01	Reynolds Metals Company	S	LLY	Lake Charles, LA (RMC Carb)	1.0000	y
R01	Reynolds Metals Company	S	MSY	Massena, New York (RMC St Law)	1.0000	y
R01	Reynolds Metals Company	S	RMC	Richmond, Virginia (RMC)	1.0000	y
R01	Reynolds Metals Company	S	RMY	Richmond, Virginia (Metals)	1.0000	y
R01	Reynolds Metals Company	S	TOY	Troutdale, Oregon (RMC Plt)	1.0000	n
R07	Reynolds Wheels Intl (Beloit)	S	BWY	Beloit, Wisconsin (RMC Whls)	1.0000	n
R73	Reynolds Wheels Intl (VA)	S	LVY	Lebanon, Virginia (RMC Whls)	0.5000	n
*	E = Exempt Hourly, S = Salaried, H = Hourly

Effective April 1, 2009 through January 31, 2010, the level of Participating Employer Contributions in the “Match” column in the chart above will be 0.000 for all Participants designated as Salaried employees by a notation of “S” wherever it appears in the “EE Type” column in the rows above, with exception of the non-exempt Salaried employees in the chart below.

Co. Code	Company Description	LOC	Location Description	Positions
977	Alumax of South Carolina	GCX	Goosecreek, SC	Production operator (JG 10-13) Craft maintenance (JG 10-13)
010	Alcoa Inc.	HUT STS SPN	Hutchinson, KS San Antonio, TX Sparks, NV	Production operator Maintenance craft Shipping coordinator Production operator Craft maintenance Shop Technician

SCHEDULE B – PART 1

ALCOA SAVINGS PLAN FOR NON-BARGAINING EMPLOYEES

Restricted Discretionary Contributions In Effect

Prior To January 1, 2010

Halethorpe Extrusions, Inc. for salaried Eligible Employees hired or rehired prior to March 1, 2006: 3% of each Eligible Employee’s Eligible Compensation for the Plan Year.

Discretionary Contributions

Pimalco, Inc.

7.09% of each Eligible Employees Eligible Compensation for the Plan Year for Eligible Employees hired or rehired prior to March 1, 2006.

Effective January 1, 2010, employees hired or rehired prior to March 1, 2006,

i)	who are covered and actively accruing pension service under Retirement Plan I on or after January 1, 2010, or

ii)	who transfer to Pimalco Inc.,

are not eligible for the 7.09% Discretionary Contribution.

SCHEDULE B – PART 2

ALCOA RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

PARTICIPATING EMPLOYERS AND EMPLOYER RETIREMENT INCOME

CONTRIBUTIONS (ERIC)

EFFECTIVE ON OR AFTER JANUARY 1, 2011

Company Code	Company Description	*EE Type	LOC	Location Description	ERIC
835	Alcoa Allowance Management Inc.	S	NBA	Newburgh, Indiana (AAMI)	Y
R70	Alcoa Automotive (IAFC, Inc.)	S	AIY	Auburn, Indiana (RAMCO)	Y
19J	Alcoa DiMarc Inc.	S	NBG	Newburgh, Indiana	Y
19J	Alcoa DiMarc Inc.	S	ROK	Rockdale, Texas	Y
010	Alcoa Inc.	S	ALC	Alcoa, Tennessee	Y
010	Alcoa Inc.	S	ARV	Arlington, Virginal	Y
010	Alcoa Inc.	S	ATC	Alcoa Center, Pennsylvania	Y
010	Alcoa Inc.	S	ATL	Atlanta, Georgia	Y
010	Alcoa Inc.	S	BAD	Badin, North Carolina	Y
010	Alcoa Inc.	S	BAX	Bauxite, Arkansas (Alcoa)	Y
010	Alcoa Inc.	S	BRB	Barberton, Ohio	Y
010	Alcoa Inc.	S	CBB	Alcoa Commercial Windows LLC (dba TRACO) Cranberry Township, Pennsylvania	Y
010	Alcoa Inc.	S	CDL	Chandler, Arizona	Y
010	Alcoa Inc.	S	CHI	Chicago, Illinois	Y
010	Alcoa Inc.	S	CHP	Chicago, Illinois (AEP)	Y
010	Alcoa Inc.	S	CIN	Cincinnati, Ohio	Y
010	Alcoa Inc.	S	CLC	Chillicothe, Ohio (ASL)	N
010	Alcoa Inc.	S	CLE	Cleveland, Ohio	Y
010	Alcoa Inc.	S	CLI	Clarion, Pennsylvania	N
010	Alcoa Inc.	S	CNC	Charlotte, North Carolina	Y
010	Alcoa Inc.	S	DAL	Dallas, Texas	Y
010	Alcoa Inc.	S	DAN	Danville, Illinois	Y
010	Alcoa Inc.	S	DAV	Davenport, Iowa	Y
010	Alcoa Inc.	S	DET	Detroit, Michigan	Y
010	Alcoa Inc.	S	FDM	Frederick, Maryland	Y
010	Alcoa Inc.	S	GNS	Goose Creek, South Carolina	Y
010	Alcoa Inc.	S	GRV	Greenville, SC (effective 4/1/10)	Y*

*ERIC APPLIES TO GRV EMPLOYEES HIRED ON OR AFTER 4/1/10 OR TRANSFERS EMPLOYEES NOT ELIGIBLE FOR ANOTHER PLAN OF THE COMPANY

010	Alcoa Inc.	S	HOT	Houston, Texas (Alcoa)	Y
010	Alcoa Inc.	S	HUT	Hutchinson, Kansas	Y
010	Alcoa Inc.	S	AAC	Independence, Ohio (AACT HQ)	Y
010	Alcoa Inc.	S	IND	Indianapolis, Indiana	Y
010	Alcoa Inc.	S	KNO	Knoxville, Tennessee	Y
010	Alcoa Inc.	S	LAC	Lancaster, Pennsylvania	Y
010	Alcoa Inc.	S	LAF	Lafayette, Indiana	Y
010	Alcoa Inc.	S	LIY	Livonia, Michigan	Y
010	Alcoa Inc.	S	LOS	Los Angeles, California	Y

SCHEDULE B – PART 2

ALCOA RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

PARTICIPATING EMPLOYERS AND EMPLOYER RETIREMENT INCOME

CONTRIBUTIONS (ERIC)

EFFECTIVE ON OR AFTER JANUARY 1, 2011

Company Code	Company Description	*EE Type	LOC	Location Description	ERIC
010	Alcoa Inc.	S	LVY	Lebanon, Virginia (RMC Whls)	Y
010	Alcoa Inc.	S	MAS	Massena, New York	Y
010	Alcoa Inc.	S	MLR	Mount Laurel, New Jersey	Y
010	Alcoa Inc.	S	NAS	Nashville, Tennessee	Y
010	Alcoa Inc.	S	NKE	New Kensington, Pennsylvania	Y
010	Alcoa Inc.	S	NYC	New York, New York	Y
010	Alcoa Inc.	S	OKM	Okemos, Michigan	Y
010	Alcoa Inc.	S	PHI	Philadelphia, Pennsylvania	Y
010	Alcoa Inc.	S	PIT	Pittsburgh, Pennsylvania	Y
010	Alcoa Inc.	S	POD	Ponder, Texas (ASL)	N
010	Alcoa Inc.	S	PTC	Point Comfort, Texas	Y
010	Alcoa Inc.	S	RHV	Richmond, Virginia	Y
010	Alcoa Inc.	S	ROK	Rockdale, Texas	Y
010	Alcoa Inc.	S	SEA	Seattle, Washington	Y
010	Alcoa Inc.	S	SLB	Salisbury, North Carolina (ASL)	N
010	Alcoa Inc.	S	SPA	Spartanburg, South Carolina	Y
010	Alcoa Inc.	S	SPN	Sparks, Nevada	Y
010	Alcoa Inc.	S	STS	San Antonio, Texas	Y
010	Alcoa Inc.	S	WAR	Warrick (Newburgh, In)	Y
010	Alcoa Inc.	S	WAS	Washington DC	Y
010	Alcoa Inc.	S	WEM	West Mifflin, Pennsylvania	Y
010	Alcoa Inc.	S	WEN	Wenatchee, Washington	Y
828	Alcoa Commercial Windows LLC (effective January 1, 2012)	S	TRA	Traco, Alcoa Commercial Windows LLC	Y Irrespective of date of hire
760	Alcoa Defense Inc. (effective 10/1/11)	S	ARV	Arlington, VA	1.0000
760	Alcoa Defense Inc. (effective 10/1/11)	S	ATC	Alcoa Technical Center	1.0000
760	Alcoa Defense Inc. (effective 10/1/11)	S	PIT	Pittsburgh, Pennsylvania	1.0000
960	Alcoa Oil & Gas LLC (effective 12/1/11)	S	AOG	The Woodlands, TX	1.0000
837	Alcoa Power Generating, Inc.	S	BAD	Badin, North Carolina	Y
837	Alcoa Power Generating, Inc.	S	NBG	Newburgh, Indiana	Y
837	Alcoa Power Generating, Inc.	S	TAP	Tapoco, North Carolina	Y
340	Alcoa Properties, Inc.	S	BLT	Burlington, Vermont	Y
796	Alcoa-SIE Cargo Conversions	S	SCC	Simi Valley, CA (SIE Cargo)	Y
977	Alumax of South Carolina, Inc.	S	GCX	Goose Creek, SC. (AMX)	Y
627	B & C Research, Inc.	S	BRT	Barberton, Ohio	N
631	B&C Castings Inc. (Effective Oct. 15, 2011)	S	BCC	Barberton, Ohio	Y
974	Eastalco Aluminum Company	S	FMX	Frederick, Maryland (AMX)	Y
721	Halethorpe Extrusions, Inc.	S	BAL	Baltimore, Maryland	Y
T19	Halethorpe Services, Inc.	S	LAF	Lafayette, Indiana	Y
T23	Howmet Aluminum Casting, Inc.	S	DRH	Del Rio, Texas (Howmet)	Y
T48	Howmet Castings & Services Inc	S	DJY	Dover, New Jersey (Howmet-HDC)	Y
T48	Howmet Castings & Services Inc	S	DNH	Dover, New Jersey (Howmet-HAD)	Y

SCHEDULE B – PART 2

ALCOA RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

PARTICIPATING EMPLOYERS AND EMPLOYER RETIREMENT INCOME

CONTRIBUTIONS (ERIC)

EFFECTIVE ON OR AFTER JANUARY 1, 2011

Company Code	Company Description	*EE Type	LOC	Location Description	ERIC
T48	Howmet Castings & Services Inc	S	HVH	Hampton, Virginia (Howmet)	Y
T48	Howmet Castings & Services Inc	S	LIH	Laporte, Indiana (Howmet)	Y
T48	Howmet Castings & Services Inc	S	MSH	Morristown, Tennessee(Howmet)	Y
T48	Howmet Castings & Services Inc	S	WCH	Winsted, Connecticut (Howmet)	Y
T48	Howmet Castings & Services Inc	S	WTH	Wichita Falls, Texas (Howmet)	Y
T13	Howmet Corporation	S	AAC	Independence, Ohio (AACT HQ)
			CLE	Cleveland, Ohio (effective 1/1/2012)	Y
T13	Howmet Corporation	S	DJY	Dover, New Jersey (Howmet-HDC)	Y
T13	Howmet Corporation	S	ECH	East Hartford, CT (Howmet)	Y
T13	Howmet Corporation	S	HVH	Hampton, Virginia (Howmet)	Y
T13	Howmet Corporation	S	LIH	Laporte, Indiana (Howmet)	Y
T13	Howmet Corporation	S	MSH	Morristown, Tennessee(Howmet)	Y
T13	Howmet Corporation	S	TMH	Tempe, Arizona (Howmet)	Y
T13	Howmet Corporation	S	WMH	Whitehall, Michigan (Howmet)	Y
T15	Howmet TMP Corporation	S	CLH	Cleveland, Ohio (Howmet)	Y
T17	Howmet Transport Services, Inc.	S	LIH	Laporte, Indiana (Howmet)	Y
979	Intalco Aluminum Corporation	S	FWX	Ferndale, Washington (AMX)	Y
988	Kawneer Company, Inc.	S	AUX	Atlanta Service Center(Alumax)	Y
988	Kawneer Company, Inc.	S	BPX	Bloomsburg, PA (Kawneer)	Y
988	Kawneer Company, Inc.	S	BTX	Jessup, Maryland (BTX)	Y
988	Kawneer Company, Inc.	S	CHX	Chicago, Illinois (Alumax-FIX)	Y
988	Kawneer Company, Inc.	S	CLX	Cleveland, Ohio (Alumax)	Y
988	Kawneer Company, Inc.	S	GSX	Greenwood, Indiana (Kawneer)	Y
988	Kawneer Company, Inc.	S	HUX	Houston, Texas (Alumax)	Y
988	Kawneer Company, Inc.	S	HVX	Harrisonburg, Virginia (Kawneer	Y
988	Kawneer Company, Inc.	S	IVX	Irving (Dallas), Texas (Alumax	Y
988	Kawneer Company, Inc.	S	KAX	Kansas City, Missouri (Alumax)	Y
988	Kawneer Company, Inc.	S	NGX	Norcross, Georgia (Kawneer)	Y
988	Kawneer Company, Inc.	S	ORX	Orlando, Florida (Alumax)	Y
988	Kawneer Company, Inc.	S	SAX	Springdale, Arkansas (Kawneer)	Y
988	Kawneer Company, Inc.	S	SKX	Salt Lake, Utah (Alumax)	Y
988	Kawneer Company, Inc.	S	SSX	Seattle, Washington (Alumax)	Y
988	Kawneer Company, Inc.	S	VGX	Visalia, California (Kawneer)	Y
646	Northwest Alloys, Inc.	S	ADD	Addy, Washington	Y

SCHEDULE B – PART 2

ALCOA RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

PARTICIPATING EMPLOYERS AND EMPLOYER RETIREMENT INCOME

CONTRIBUTIONS (ERIC)

EFFECTIVE ON OR AFTER JANUARY 1, 2011

Company Code	Company Description	*EE Type	LOC	Location Description	ERIC
655	Pimalco Inc.	S	CDL	Chandler, Arizona	Y
R08	RB Sales Company Limited	S	ROK	Rockdale, Texas	Y
R01	Reynolds Metals Company	S	ABY	Arkadelphia, AR (RMC-GUMSPRG)	Y
R01	Reynolds Metals Company	S	EGY	Eastman, Georgia (RMC)	Y
R01	Reynolds Metals Company	S	LIY	Livonia, Michigan	Y
R01	Reynolds Metals Company	S	LLY	Lake Charles, LA (RMC Carb)	Y
R01	Reynolds Metals Company	S	MSY	Massena, New York (RMC St Law)	Y
R01	Reynolds Metals Company	S	RMC	Richmond, Virginia (RMC)	Y
R01	Reynolds Metals Company	S	TOY	Troutdale, Oregon (RMC Plt)	N
R73	Reynolds Wheels Intl (VA)	S	LVY	Lebanon, Virginia (RMC Whls)	N
T14	Turbine Components Corporation	S	BCH	Branford, Connecticut (Howmet)	Y

*S = Salaried

Effective April 1, 2009 through January 31, 2010, the level of Participating Employer Contributions in the “Match” column in the chart above will be 0.000 for all Participants designated as Salaried employees by a notation of “S” wherever it appears in the “EE Type” column in the rows above, with exception of the non-exempt Salaried employees in the chart below.

SCHEDULE B – PART 2

ALCOA RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

DISCRETIONARY CONTRIBUTIONS

Pimalco, Inc.

7.09% of each Eligible Employees Eligible Compensation for the Plan Year for Eligible Employees hired or rehired prior to March 1, 2006.

Effective January 1, 2010, employees hired or rehired prior to March 1, 2006,

i)	who are covered and actively accruing pension service under Retirement Plan I on or after January 1, 2010, or

ii)	who transfer to Pimalco Inc.,

are not eligible for the 7.09% Discretionary Contribution.

RESTRICTED DISCRETIONARY CONTRIBUTIONS

There are no employee groups currently accruing Restricted Discretionary Contributions.